SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

DALEEN TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐ No fee required.

☒ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Daleen Technologies, Inc. Common Stock, par value $0.01 per share

(2)	Aggregate number of securities to which transaction applies:
656,238 (the estimated number of shares to be purchased by the registrant in lieu of the issuance of fractional shares)

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$0.30, the value assigned to the Common Stock for purposes of cashing out fractional shares.

(4)	Proposed maximum aggregate value of transaction: $196,871

(5)	Total fee paid:
$25 (determined in accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, and Fee Rate Advisory #7 for Fiscal Year 2004 issued by the Securities and Exchange Commission on January 26, 2004 by multiplying $196,871 (the estimated Transaction Value) by .00012670).

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DALEEN TECHNOLOGIES, INC.

902 CLINT MOORE ROAD, SUITE 230
BOCA RATON, FLORIDA 33487
(561) 999-8000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON _______________, 2004

TO THE STOCKHOLDERS OF DALEEN TECHNOLOGIES, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Daleen Technologies, Inc., a Delaware corporation, (the “Company”), will be held on      , 2004 at 9:00 a.m. local time at the Company’s headquarters, 902 Clint Moore Road, Suite 230, Boca Raton, Florida 33487, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To vote on a proposal to amend the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to enable the Company to effect a reverse stock split of the Company’s Common Stock, par value $0.01 per share (“Common Stock”);

2.	To vote on a proposal to amend the Certificate of Incorporation to amend the terms of the Company’s Series F Convertible Preferred Stock, par value $0.01 per share (“Series F Preferred Stock”), to provide that the transaction contemplated by a proposed bridge loan will not result in an adjustment to the conversion price of the Series F Preferred Stock; and

3.	To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

     The stockholders will consider at the Special Meeting a proposal (“Proposal One”) to amend the Certificate of Incorporation in connection with a reverse stock split. If approved, the Company would be able to effect a one-for-500 reverse stock split of the Company’s issued Common Stock which, if implemented, would enable the Company to “go private.” As a result, the Company would terminate its obligations to file annual and periodic reports and make other filings with the Securities and Exchange Commission.

     The stockholders also will consider at the Special Meeting a proposal (“Proposal Two”) to amend the terms of the Series F Preferred Stock to provide that the transaction contemplated by a proposed bridge loan will not result in an adjustment to the conversion price of the Series F Preferred Stock

     Only holders of record of Common Stock and holders of record of Series F Preferred Stock at the close of business on      , 2004, are entitled to notice of, and to vote at, the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available for inspection at the Special Meeting and for a period of ten days prior to the Special Meeting during regular business hours at the corporate headquarters of the Company at the address listed above.

     All stockholders are cordially invited to attend the Special Meeting in person. Whether or not you expect to attend the Special Meeting, your vote is important. To assure your representation at the Special Meeting, please vote by marking, signing and dating the enclosed proxy and returning it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. You may revoke your proxy at any time prior to the Special Meeting. If you attend the Special Meeting and vote by ballot, your proxy will be revoked automatically, and only your vote at the Special Meeting will count.

By Order of the Board of Directors,

Jeanne Prayther Corporate Secretary

Boca Raton, Florida ________________, 2004

     YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

DALEEN TECHNOLOGIES, INC.

902 CLINT MOORE ROAD, SUITE 230
BOCA RATON, FLORIDA 33487
(561) 999-8000

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON _______________, 2004

To Our Stockholders:

     This Proxy Statement is furnished to holders of record of Common Stock, par value $0.01 per share (“Common Stock”), and holders of record of Series F Convertible Preferred Stock, par value $0.01 per share (“Series F Preferred Stock”), of Daleen Technologies, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held on ______________, 2004.

     The Special Meeting will be held at the Company’s headquarters, 902 Clint Moore Road, Suite 230, Boca Raton, Florida 33487, at 9:00 a.m. local time. This proxy statement and the accompanying proxy card(s) are being mailed to stockholders of record on or about ___________, 2004.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING
SUMMARY TERM SHEET FOR REVERSE STOCK SPLIT
Effects of the Reverse Stock Split
The Purpose and Benefits of the Reverse Stock Split
Disadvantages of the Reverse Stock Split
Board Determination of the Fairness of the Reverse Stock Split
Required Vote to Approve the Reverse Stock Split
Other Terms and Features of the Reverse Stock Split
PROPOSAL ONE: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK
SPECIAL FACTORS
Background of and Reasons for the Reverse Split
Recommendation of the Board; Fairness of the Reverse Split
Opinion of Mann Frankfort
Valuation Approaches
Asset Approach
Market Approach
Income Approach
Other Considerations
The Purpose and Benefits of the Reverse Stock Split
Cash Payment in Lieu of Fractional Shares
Source of Funds and Financial Effect of the Reverse Split
Liquidity
Conduct of the Company’s Business after the Reverse Split
Effect of the Proposed Reverse Split on Stockholders
Effect of the Proposed Reverse Split on Option Holders
Effect of the Proposed Reverse Split on the Company
Series F Waivers
Exchange of Stock Certificates
Proposed Language Amending the Company’s Certificate of Incorporation
Material United States Federal Income Tax Consequences
Consequences to Stockholders Who Receive Common Stock in the Reverse Split
Consequences to Stockholders Who Receive Only Cash in the Reverse Split
Backup Withholding
Appraisal Rights; Escheat Laws
Vote Necessary to Approve the Reverse Split
Recommendation of the Board
Provisions for Unaffiliated Security Holders
Reservation of Rights
PROPOSAL TWO: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO AMEND THE TERMS OF THE SERIES F PREFERRED STOCK
Amendment to the Terms of the Series F Preferred Stock
Reasons for the Amendments; Effect of the Amendment; Voting Agreement
Bridge Loan
Required Vote to Approve Proposal Two
PRICE RANGE OF COMMON STOCK AND DIVIDENDS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Acquisition of Abiliti Solutions, Inc. and 2002 Private Placement of Series F Preferred Stock
Certain Other Related Party Transactions
Certain Interests of Directors and Executive Officers in the Reverse Split
OTHER INFORMATION
Incorporation by Reference
Independent Accountants
Where You Can Find More Information
Information About Annual Meeting Stockholder Proposals
Other Matters

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE SPECIAL MEETING

Q: WHY AM I RECEIVING THESE MATERIALS?

A: The Board is providing these proxy materials for you in connection with the Special Meeting, which will take place on      , 2004. As a stockholder, you are invited to attend the Special Meeting and are entitled to and requested to vote on Proposal One and Proposal Two described in this proxy statement.

Q: WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this proxy statement relates to the proposals to be voted on at the Special Meeting, the voting process, and certain other required information.

Q: WHAT PROPOSALS WILL BE VOTED ON AT THE SPECIAL MEETING?

A: There are two proposals scheduled to be voted on at the Special Meeting:

•	PROPOSAL ONE: The approval of the amendment to the Company’s Certificate of Incorporation to enable the Company to effect a one-for-500 reverse stock split and go private.

•	PROPOSAL TWO: The approval of the amendment to the Company’s Certificate of Incorporation to amend the terms of the Series F Preferred Stock to provide that the transaction contemplated by a proposed bridge loan (as described herein) will not result in an adjustment to the conversion price of the Series F Preferred Stock.

     In addition, you will be asked to vote on any other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

Q: WHAT IS THE COMPANY’S VOTING RECOMMENDATION?

A: Our Board recommends that you vote your shares “FOR” Proposal One to approve the amendment to the Certificate of Incorporation to effect a reverse stock split and “FOR” Proposal Two to approve the amendment to the Certificate of Incorporation relating to the terms of the Series F Preferred Stock.

Q: WHAT SHARES CAN I VOTE?

A: You may vote all shares of Common Stock and all shares of Series F Preferred Stock that you own as of the close of business on      , 2004 (the “Record Date”). These shares include shares held directly in your name as the “stockholder of record” and shares held for you as the “beneficial owner” through a broker or bank.

     For each share of Series F Preferred Stock that you own of record as of the close of business on the Record Date, you will be entitled to cast 100 votes. For additional information, see “HOW MANY VOTES WILL I BE ENTITLED TO?” below.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

     STOCKHOLDER OF RECORD

     If your shares are registered directly in your name with our transfer agent, SunTrust Bank (the “Transfer Agent”), you are considered, with respect to those shares, the stockholder of record and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Special Meeting. The Company has enclosed a proxy card for you to use.

     BENEFICIAL OWNER

     If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held “in street name” and these proxy materials are being forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Special Meeting. However, as a beneficial owner, you are not the stockholder of record, and you may not vote these shares in person at the Special Meeting unless you obtain a signed proxy from your broker or nominee giving you the right to vote the shares at the Special Meeting. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q: HOW CAN I VOTE MY SHARES IN PERSON AT THE SPECIAL MEETING?

A: Shares held directly in your name as the stockholder of record may be voted in person at the Special Meeting. If you choose to vote in person, please bring the enclosed proxy card or proof of identification. Even if you currently plan to attend the Special Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Special Meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares.

Q: HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE SPECIAL MEETING?

A: Whether you hold your shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Special Meeting. You may vote by signing your proxy card or, for shares held in street name, by signing the voting instruction card included by your broker or nominee and mailing it in the accompanying enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted for Proposal One and Proposal Two.

Q: WHAT IS A REVERSE STOCK SPLIT?

A: At the Special Meeting, the stockholders will vote on a proposal to amend the Company’s Certificate of Incorporation to provide for a one-for-500 reverse stock split of the Common Stock issued as of the time the reverse stock split is effective. Approval of the reverse stock split will constitute approval of the payment of cash in lieu of the issuance of any fractional shares resulting from the reverse stock split. If the reverse stock split is consummated, each 500 shares of Common Stock held by any stockholder of the Company immediately prior to the reverse stock split will be converted into one share of Common Stock after the reverse stock split. If approved, this proposal will enable the Company to “go private” and thus terminate its obligations to file annual and periodic reports and make other filings with the Securities and Exchange Commission (the “SEC”). The purpose behind the proposal and the benefits of “going private” include:

•	eliminating the costs associated with filing documents under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC, including without limitation, legal fees, accounting fees and costs, and related printing and mailing costs;

•	significantly reducing the cost of directors’ and officers’ liability insurance coverage;

•	eliminating the obligation to publicly disclose sensitive, competitive business information and other information to our competitive business advantage;

•	enabling management to better focus on our business’s long-term goals and objectives rather than our short-term objectives intended to satisfy market expectations;

•	benefiting stockholders holding less than 500 shares of Common Stock by paying them cash for their shares without having to pay brokerage commissions and other transaction costs associated with a sale of those shares on the open market. For additional information regarding the payment of cash in lieu of the issuance of fractional shares resulting from the reverse stock split, see “SUMMARY TERM SHEET FOR REVERSE STOCK SPLIT—Effects of the Reverse Stock Split;” and

•	reducing the direct and indirect costs of administering stockholder accounts and responding to stockholder requests.

Q: WHAT DOES “GOING PRIVATE” MEAN?

A: If the reverse stock split is approved and implemented, the Company will have less than 300 stockholders of record, as defined under Rule 12g5-1 of the Exchange Act, and will be eligible for and intends to file with the SEC to deregister the Common Stock. After deregistration, the Company will become a “private company.” As a result, the Company will no longer be required to file periodic reports, such as annual, quarterly and other reports, with the SEC.

Q: WHY IS AN AMENDMENT TO THE TERMS OF THE SERIES F PREFERRED STOCK PROPOSED?

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A: The Company is considering entering into a bridge loan and an amendment to the terms of the Series F Preferred Stock is proposed to enable the Company to enter into the loan. The terms of the bridge loan and related warrants would require an adjustment to the conversion price of the Series F Preferred Stock. If the amendment is approved and implemented, no such adjustment would be required.

Q: WHAT IS THE VOTING REQUIREMENT TO APPROVE THE PROPOSALS?

A: For Proposal One, our Certificate of Incorporation requires the affirmative vote by the holders of a 66 2/3% majority of the outstanding voting power of the holders of Common Stock and Series F Preferred Stock (voting on a 100 to 1 basis) entitled to vote, voting together as a single class. In addition, the affirmative vote by the holders of a majority of the outstanding shares of Common Stock entitled to vote is also being sought to approve the proposal.

     For Proposal Two, our Certificate of Incorporation requires the affirmative vote by the holders of a 66 2/3% majority of the outstanding voting power of the holders of Common Stock and Series F Preferred Stock (voting on a 100 to 1 basis) entitled to vote, voting together as a single class.

     See “HOW MANY VOTES WILL I BE ENTITLED TO?” below for additional information concerning the number of votes entitled to be cast by stockholders. If you are a beneficial owner and do not provide the stockholder of record (i.e., a broker) with voting instructions, your shares may constitute “broker non-votes.” In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

     Even if approved by the stockholders, the Board of Directors retains the right to determine, in its sole discretion, whether or not to implement either or both of the amendments contemplated to the Company’s Certificate of Incorporation by Proposals One and Two. See “PROPOSAL ONE: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK—Special Factors—Reservation of Rights” and “PROPOSAL TWO: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO AMEND THE TERMS OF THE SERIES F PREFERRED STOCK—Required Vote to Approve Proposal Two.”

Q: HOW ARE VOTES COUNTED?

A: You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign and return your proxy card or broker voting instruction card with no further instructions, your shares will be voted “FOR” Proposals One and Two in accordance with the recommendations of the Board. Broker non-votes will have no effect on the outcome of the vote on the proposals at the Special Meeting.

Q: CAN I CHANGE MY VOTE?

A: You may change your proxy instructions at any time prior to the vote at the Special Meeting. For shares held directly in your name, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier dated proxy) or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION CARD?

A: There is a proxy card for record holders of Common Stock and a separate proxy card for record holders of Series F Preferred Stock. We have enclosed a proxy card that represents your shares. If you receive more than one proxy card or voting instruction card, it means your shares are registered differently or are in more than one account or you own both Common Stock and Series F Preferred Stock. Please provide voting instructions for all proxy cards and voting instruction cards you receive.

Q: WHERE CAN I FIND THE VOTING RESULTS OF THE SPECIAL MEETING?

A: We will announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K filed with the SEC promptly after the Special Meeting.

Q: WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE SPECIAL MEETING?

A: Other than the proposals described in this proxy statement, we do not expect any other matters to be presented for a vote at the Special Meeting. If you grant us your proxy, the persons named as proxy holders, Gordon Quick, President and Chief Executive Officer, and Jeanne Prayther, Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Special Meeting.

Q: HOW MANY VOTES WILL I BE ENTITLED TO?

A: As of the close of business on      , 2004, the Record Date, we had issued and outstanding approximately      shares of Common Stock and       shares of Series F Preferred Stock. Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held. Each holder of record of Series F Preferred Stock on the Record Date will be entitled to 100 votes for each share held. Accordingly, on the Record Date the       shares of Series F Preferred Stock currently issued and outstanding constituted the right to cast a total of      votes at the Special Meeting, or approximately      % of all votes eligible to be cast at the Special Meeting.

Q: WHAT IS THE QUORUM REQUIREMENT FOR THE SPECIAL MEETING?

A: The holders of a majority of the total shares of Common Stock and Series F Preferred Stock (determined on a 100 for 1 basis) issued and outstanding on the Record Date, whether present at the Special Meeting in person or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. The shares held by each stockholder who signs and returns the enclosed proxy card(s) will be counted for the purposes of determining the presence of a quorum at the Special Meeting, whether or not the stockholder abstains on all or any matter to be acted on at the Special Meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements.

Q: WHO WILL COUNT THE VOTES?

A: SunTrust Bank, the Company’s Transfer Agent, has been appointed the inspector of election and will send a representative to tabulate the votes and act as the inspector of election.

Q: WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE SPECIAL MEETING?

A: The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person or by telephone by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. We may consider retaining a proxy solicitation firm. In the event that we choose to retain such a firm, we will bear all of their fees, costs and expenses.

SUMMARY TERM SHEET FOR REVERSE STOCK SPLIT

     The following summary briefly describes the reverse stock split. While this summary describes what we believe are the most material terms and features of the reverse stock split, this proxy statement contains a more detailed description of the terms. We encourage you to read the entire proxy statement and the documents we have incorporated by reference before voting. We have included section references to direct you to a more complete description of the topics described in this summary.

     If the reverse stock split is implemented, stockholders holding fractional shares of Common Stock after the reverse stock split will receive a cash payment equal to $.30 per pre-split share of Common Stock in lieu of the issuance of fractional shares. Stockholders holding less than 500 shares of Common Stock before the reverse stock split will be cashed out and will have no further equity interest in the Company. With respect to shares of Common Stock held in “street name,” the Company intends to look through the stockholder of record to the beneficial owners of such shares for purposes of determining whether or not the reverse stock split has resulted in such beneficial owners holding fractional shares of Common Stock. Payment also will be made to such beneficial owners in lieu of the issuance of any such fractional shares. The total estimated consideration (excluding fees and expenses) to be paid as a result of the reverse stock split is expected to be approximately $196,871.

Effects of the Reverse Stock Split

     As a result of the reverse stock split:

•	stockholders who have fewer than 500 shares of Common Stock before the reverse stock split will receive a cash payment in exchange for their shares of Common Stock and will no longer have any interest in our future earnings or growth;

•	stockholders who have more than 500 shares of Common Stock before the reverse stock split but whose total number of shares is not evenly divisible by 500 will receive a cash payment in lieu of fractional shares resulting from the reverse stock split;

•	we will have less than 300 holders of record of Common Stock, and therefore we will be eligible to terminate our obligation to continue filing periodic and other reports and proxy statements pursuant to the Exchange Act; and

•	the Common Stock may continue to be quoted on the Pink Sheets electronic quotation service, although there can be no assurance that brokers will continue to quote the Common Stock.

     The following examples are provided for purposes of illustrating the effects of the reverse stock split on holders of the Common Stock. A stockholder with 499 shares of Common Stock immediately prior to the reverse stock split will no longer be a stockholder of the Company after the reverse stock split, and will be entitled to receive a cash payment equal to $149.70, or $0.30 per share multiplied by 499 pre-split shares. A stockholder with 750 shares of Common Stock immediately prior to the reverse stock split will receive one share of Common Stock and a cash payment equal to $75.00, or $.30 per share multiplied by 250 shares in lieu of the issuance of the resulting fractional share; while a stockholder with exactly 500 shares of Common Stock immediately prior to the reverse stock split will receive one share of Common Stock as a result of the reverse stock split.

     Please read “PROPOSAL ONE: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK—Special Factors—Effect of the Proposed Reverse Split on Stockholders.”

The Purpose and Benefits of the Reverse Stock Split

     If implemented, the reverse stock split will enable the Company to “go private” and thus terminate its obligation to file annual and periodic reports and make other filings with the SEC. The benefits of going private include:

•	eliminating the costs associated with filing documents under the Exchange Act with the SEC, including without limitation, legal fees, accounting fees, and related printing and mailing costs;

•	reducing the cost of directors’ and officers’ liability insurance coverage;

•	eliminating the obligation to publicly disclose sensitive, competitive business information and other information to our competitive business advantage;

•	enabling management to better focus on our business’s long-term goals and objectives rather than our short-term objectives intended to satisfy market expectations;

•	benefiting stockholders holding less than 500 shares of Common Stock by paying them cash for their shares without having to pay brokerage commissions and other transaction costs associated with a sale of those shares on the open market; and

•	reducing the direct and indirect costs of administering stockholder accounts and responding to stockholder requests.

     Please read “PROPOSAL ONE: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK—Special Factors—The Purpose and Benefits of the Reverse Stock Split.”

Disadvantages of the Reverse Stock Split

     There are a number of disadvantages of the reverse stock split, including among others:

•	stockholders who are cashed out as a result of the reverse stock split will be unable to participate in any future earnings or growth of the Company;

•	less public information about the Company will be available after the going private transaction;

•	the Company will lose its ability to raise capital in the public securities markets;

•	remaining stockholders may experience reduced liquidity for their shares of Common Stock; and

•	the Company will be required to use cash for the payments to holders of Common Stock in lieu of the issuance of fractional shares, and for the payment of the fees and other costs incurred in connection with the reverse stock split. See “PROPOSAL ONE: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK—Special Factors—Source of Funds and Financial Effect of the Reverse Split.”

     Please read “PROPOSAL ONE: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK—Special Factors—Effect of the Proposed Reverse Split on Stockholders” and “—Special Factors—Effect of the Proposed Reverse Split on the Company.”

Board Determination of the Fairness of the Reverse Stock Split

     The Board has determined that the reverse stock split is advisable and in the best interests of the Company and its stockholders, including its unaffiliated stockholders, and recommends that you approve the amendment to the Certificate of Incorporation to enable the Company to effect the reverse stock split.

     The Board believes that in its business judgment the reverse stock split is substantively fair to all stockholders, including unaffiliated stockholders, notwithstanding the absence of retention of an independent representative of unaffiliated stockholders. All stockholders (including those holders with less than 500 shares of Common Stock whose shares will be cashed out) and investors generally will have an opportunity both to evaluate all of the information contained herein and to compare the potential value of an investment in the Company with that of other available investments.

     The Board has appointed a special committee of independent directors consisting of John McCarthy (Chairman), Dan Foreman, and Steve Getsy (the “Special Committee”). The Board has retained Mann Frankfort Stein & Lipp Advisors, Inc. (“Mann Frankfort”), a professional services firm, to render its opinion as to the fairness of the consideration to be received for any fractional shares by the holders of Common Stock in the reverse stock split, from a financial point of view. For a summary of the analyses provided to the Board by Mann Frankfort, see “PROPOSAL ONE: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK—Special Factors—Opinion of Mann Frankfort.”

     The Board believes that the reverse stock split is procedurally fair because, among other things: (a) the reverse stock split is being effected in accordance with applicable requirements under Delaware law; (b) the Board is submitting the reverse stock split to a vote of Company stockholders and is subjecting it to the approval by holders of a 66 2/3% majority of the outstanding voting power of the holders of Common Stock and Series F Preferred Stock (voting on a 100 to 1 basis) entitled to vote, voting together as a single class, and the approval by holders of a majority of the outstanding shares of Common Stock entitled to vote, voting as a separate class; (c) the Board appointed a Special Committee to review the terms of the reverse stock split and the Special Committee recommended that the Board approve the reverse stock split; (d) stockholders of the Company will have an opportunity to adjust the number of shares of Common Stock each holder owns by purchasing additional shares (subject to market conditions) to avoid being cashed out and to continue as a stockholder of the Company; and (e) stockholders can also divide or otherwise adjust their existing holdings, prior to the effective date of the reverse split, so as to be cashed out with respect to some or all of their shares.

     Please read “PROPOSAL ONE: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK—Special Factors—Recommendation of the Board; Fairness of the Reverse Split.”

Required Vote to Approve the Reverse Stock Split

     The reverse stock split is subject to the approval by the affirmative vote of the holders of a 66 2/3% majority of the outstanding voting power of the holders of Common Stock and Preferred Stock (voting on a 100 to 1 basis) entitled to vote, voting together as a single class. In addition, the affirmative vote by the holders of a majority of the outstanding shares of Common Stock entitled to vote is being sought to approve the proposal. Our executive officers and directors, as a group, beneficially own an aggregate of approximately 21.8 million shares of Common Stock on a fully diluted basis and 127,870 shares of Series F Preferred Stock. Such beneficial ownership amounts include: (i) beneficial ownership of an aggregate of 19,270,679 shares of Common Stock, which may be deemed to be beneficially owned by Mr. Ofer Nemirovsky, a director of the Company, which are registered in the name of certain affiliated entities of HarbourVest Partners (collectively, “HarbourVest”), of which Mr. Nemirovsky is affiliated; (ii) beneficial ownership of an aggregate of 886,677 shares of Common Stock, which may be deemed to be beneficially owned by Mr. Daniel J. Foreman, a director of the Company, which are registered in the name of certain entities affiliated with ABN AMRO, Inc. (collectively, “ABN AMRO”), of which Mr. Foreman is a managing director; and (iii) beneficial ownership of an aggregate of 321,626 shares of Common Stock, which may be deemed to be beneficially owned by Mr. John McCarthy, a director of the Company, which are registered in the name of Gateway Partners, L.P. (“Gateway”), of which Mr. McCarthy is a managing general partner. Messrs. Nemirovsky, Foreman and McCarthy disclaim beneficial ownership over all such shares of Common Stock. The Company has been advised that its executive officers and directors, as well as HarbourVest, ABN AMRO and Gateway, intend to vote in favor of both of the proposals. Based on the number of outstanding shares of Common Stock and Series F Preferred Stock held directly or indirectly as of December 31, 2003 by the Company’s executive officers and directors (including the shares held by HarbourVest, ABN AMRO and Gateway), such shares constitute approximately 15.4% of the total votes expected to be cast at the Special Meeting. Except as described above, the Company has not obtained any assurances or agreements from any of its stockholders as to how they will vote on either proposal.

     Although the Board requests stockholder approval of Proposal One, the Board reserves the right to decide, in its discretion, to withdraw the proposal from the agenda of the Special Meeting prior to any stockholder vote thereon, or to abandon the proposal after such vote and before the Effective Date even if the proposal is approved. Factual circumstances may change such that it might not be appropriate or desirable to effect the reverse stock split, including, without limitation, whether the Bridge Loan and/or Operating Loan (as defined herein) have closed and whether certain waivers have been obtained from all of the Series F Preferred Stock stockholders. See “PROPOSAL ONE: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK—Special Factors—Reservation of Rights.”

Other Terms and Features of the Reverse Stock Split

     Pursuant to Delaware General Corporation Law, there will be no appraisal rights for stockholders who attempt to exercise their appraisal rights with respect to Proposal One. In addition, under state escheat laws, any cash for fractional interests not claimed by the stockholder entitled to it may escheat to, and be claimed by, various states. See “PROPOSAL ONE: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK—Special Factors—Appraisal Rights; Escheat Laws.”

     Generally, a stockholder who receives only cash in the reverse stock split would be treated for United States federal income tax purposes as if its shares were redeemed by the Company and, depending on the stockholder’s individual circumstances, the stockholder could recognize capital gain, loss or dividend income as a result of the reverse stock split. A stockholder who receives only Common Stock in the reverse stock split generally would not recognize any gain or loss for United States federal income tax purposes. A stockholder who receives cash and Common Stock in the reverse stock split generally would recognize income for United States federal income tax purposes only to the extent of the cash received in the reverse stock split. Stockholders are urged to read “PROPOSAL ONE: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK—Special Factors—“Material United States Federal Income Tax Consequences.”

PROPOSAL ONE: PROPOSAL TO AMEND THE COMPANY’S
CERTIFICATE OF INCORPORATION TO EFFECT A
REVERSE STOCK SPLIT OF THE COMMON STOCK

     After receiving the recommendation of the Special Committee of our Board of Directors, the Board has unanimously adopted resolutions declaring the advisability of, and submits to the stockholders for approval, a Certificate of Amendment to the Certificate of Incorporation effecting a reverse stock split of all shares of Common Stock issued as of midnight (Eastern Time) on the date the Certificate of Amendment is filed with the Delaware Secretary of State (the “Effective Date”), pursuant to which each 500 shares of Common Stock then issued will be converted into one share of Common Stock (the “Reverse Split”). In lieu of issuing fractional shares that will result from the Reverse Split to stockholders of record holding (i) less than 500 shares of Common Stock immediately prior to the Reverse Split or (ii) a number of shares of Common Stock that is not evenly divisible by 500, the Company will make a cash payment of $.30 for each pre-split share of Common Stock held.

     If the Reverse Split is implemented, the Effective Date will in no event occur later than 90 days following the date of the Special Meeting. Upon consummation of the Reverse Split, the conversion rate at which the Series F Preferred Stock may be converted into Common Stock will be adjusted in order to reflect the Reverse Split as set forth in the Certificate of Incorporation.

     The net effect of the Reverse Split on the holders of Common Stock and Series F Preferred Stock will be as follows:

STOCKHOLDER AS OF EFFECTIVE DATE	EFFECT OF REVERSE SPLIT

Beneficial owners of 500 or more shares of Common Stock in a record account immediately prior to the Reverse Split	Each 500 shares Common Stock held prior to the Reverse Split will be converted into one share of Common Stock. For any remaining shares that would otherwise convert into less than a whole share, the Company will make a cash payment in lieu of issuing any fractional shares at a rate of $0.30 per share on a pre-split basis. See “PROPOSAL ONE: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK—Special Factors—Cash Payment in Lieu of Fractional Shares.”

Beneficial owners of less than 500 shares of Common Stock in a record account immediately prior to the Reverse Split	Each share of Common Stock will be cashed out for $.30 per share for each pre-split share held. You will not have to pay any commissions or other fees in connection with this cash out. Holders of these shares will not have any continuing equity interest in the Company. See “PROPOSAL ONE: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK—Special Factors—Cash Payment in Lieu of Fractional Shares.”

STOCKHOLDER AS OF EFFECTIVE DATE	EFFECT OF REVERSE SPLIT

Beneficial owners of Series F Preferred Stock	Under the terms of the Certificate of Incorporation, as a result of the Reverse Split, each share of Series F Preferred Stock will become convertible into .2449 shares of Common Stock. (The conversion rate is currently one share of Series F Preferred Stock to 122.4503 shares of Common Stock.)

     ANY BENEFICIAL OWNER OF LESS THAN 500 SHARES OF COMMON STOCK WHO DESIRES TO RETAIN AN EQUITY INTEREST IN THE COMPANY AFTER THE EFFECTIVE DATE MAY DO SO BY PURCHASING, PRIOR TO THE EFFECTIVE DATE, A SUFFICIENT NUMBER OF SHARES OF COMMON STOCK IN THE OPEN MARKET SUCH THAT THE TOTAL NUMBER OF SHARES BENEFICIALLY HELD IN HIS NAME IMMEDIATELY PRIOR TO THE REVERSE SPLIT IS EQUAL TO OR GREATER THAN 500. HOWEVER, DUE TO THE LIMITED TRADING MARKET FOR THE COMMON STOCK, IT IS POSSIBLE THAT A STOCKHOLDER DESIRING TO RETAIN AN EQUITY INTEREST IN THE COMPANY MAY NOT BE ABLE TO PURCHASE, AT AN ACCEPTABLE PRICE, IF AT ALL, ENOUGH SHARES TO RETAIN AN EQUITY INTEREST IN THE COMPANY.

SPECIAL FACTORS

Background of and Reasons for the Reverse Split

     As of January 12, 2004, the Company had approximately 335 record holders of Common Stock, of which approximately 113 record holders of Common Stock, or approximately 35% of the total number of record holders, owned less than 500 shares of Common Stock. On that date, record holders owning less than 500 shares constituted in the aggregate less than 0.1% of the outstanding shares of Common Stock. If the number of record holders is reduced to less than 300, the Company would be able to deregister the Common Stock under the Exchange Act and would no longer be subject to the SEC filing and reporting requirements imposed on public companies. The average daily closing price per share of the Common Stock on the OTC Bulletin Board for the 10 trading days immediately preceding the Record Date was approximately $          per share.

     The Board believes that the disadvantages of remaining a public company outweigh any advantages. The Company incurs direct and indirect costs associated with compliance with the SEC’s filing and reporting requirements imposed on public companies. The Company estimates that if it becomes a private company, direct cost savings would be approximately $450,000 in the first 12 months and approximately $750,000 or more on an annual basis thereafter. In addition, the Company expects the costs associated with remaining a public company will continue to increase in light of the Sarbanes-Oxley Act of 2002 and related rulemaking of the SEC and stock exchanges affecting the disclosure obligations and corporate governance of public companies. The Company also incurs substantial indirect costs as a result of, among other things, management’s time expended in preparing and reviewing SEC filings. The Board believes that in light of the Company’s business and circumstances, these costs could have a material adverse effect on the Company’s prospects. The Board also believes the elimination of the obligation to publicly disclose sensitive, competitive business information and other information will be to the Company’s competitive advantage.

     At the same time, the Board believes that the Company will not benefit significantly from remaining public. The Board has no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using its Common Stock as the consideration for any such acquisition, and the Company is therefore unlikely to take advantage of its current status as a public company for these purposes. In addition, the Company’s securities are not currently listed on a national stock exchange such as the NASDAQ which has listing standards that would otherwise require the Company to continue reporting and filing reports as a public company, and the Board has no present intention to have the Company listed on a national stock exchange. The Common Stock will continue to qualify for quotation on the Pink Sheets electronic quotation system (the “Pink Sheets”) once the Company is private although there is no assurance that the Common Stock will continue to be quoted on the Pink Sheets.

     In addition, the cost of administering each stockholder’s account and the amount of time spent by Company management in responding to stockholder requests is the same regardless of the number of shares held in the account. Accordingly, the burden to the Company of maintaining many small accounts is disproportionately high when compared with the total number of shares involved. Unlike many public companies, the Company does not have employees that solely manage investor relations. Instead, the Company’s management and executive officers respond directly to stockholder requests, and time spent fulfilling these duties limits the time that such management and officers are able to allocate to other aspects of managing the Company’s business. Therefore, Company management believes that it would be beneficial to the Company and its stockholders as a whole to eliminate the administrative burden and cost associated with the approximately 113 record stockholder accounts containing less than 500 shares of Common Stock.

     Since the cash out price of 499 shares of Common Stock is only approximately $150.00, computed at the rate of $0.30 per share, the Board believes it would be unable to acquire the shares of Common Stock of such stockholders by means of a tender offer in order to realize the anticipated cost savings described above, particularly since the stockholders would be required to pay a brokerage fee to accept a tender offer. Accordingly, if the Company is to acquire these shares, the Board believes the most effective way to do so is by means of the Reverse Split.

     During August 2003, members of management and the Board began to consider and explore business strategies and alternatives for the Company and its stockholders. On October 23, 2003, the Board met and formally discussed the possibility of changing the Company’s status from a public to a private company and certain alternatives by which that could be accomplished, which are described below under the heading “—Recommendation of the Board; Fairness of the Reverse Split.”

     The Board’s decision to evaluate the possibility of going private was prompted by its review of the Company’s business plan, its financial condition and business prospects. As part of that analysis, the Board considered the relative advantages and disadvantages of continuing as a public company to both the Company and its stockholders, particularly in light of the anticipated costs of continuing as a public company, which the Board considered would be significant. The Board again discussed the possibility of going private in a regularly scheduled meeting on December 16, 2003.

     On January 14, 2004, the Company retained Mann Frankfort to render its opinion, from a financial point of view, as to the fairness of the consideration to be received for any fractional shares by the holders of Common Stock in the Reverse Split.

     On January 20, 2004, the Board held a special meeting to continue discussions related to the reverse stock split. At the meeting, the Board appointed the Special Committee consisting of Messrs. John McCarthy (Chairman), Daniel Foreman and Stephen Getsy. The members of the Special Committee ratified the retention of Mann Frankfort.

     On January 26, 2004, the Special Committee held a special meeting to continue discussions related to the Reverse Split.

     On January 27, 2004, in a meeting of the Special Committee, Mann Frankfort delivered its Fairness Opinion to the Special Committee. The Special Committee discussed the terms of the Reverse Split, the Fairness Opinion of Mann Frankfort, the methodologies employed by Mann Frankfort and other considerations related to the Reverse Split. At the meeting, the Special Committee unanimously recommended to the Board that it was in the best interests of the Company and its stockholders, including unaffiliated stockholders, to approve the Reverse Split.

     On January 27, 2004, immediately following the meeting of the Special Committee, the Board held a special meeting, with all directors present. After further discussion, the Board determined that it was in the best interest of the Company and its stockholders, including unaffiliated stockholders, to effect the Reverse Split. The Board also unanimously recommended that the Company’s stockholders vote in favor of a proposal to amend the Company’s Certificate of Incorporation to enable the Company to effect the Reverse Split and go private. The Board unanimously determined that a Reverse Split was the most efficient means to reduce the number of stockholders to permit the Company to go private. The Board determined based on the number of stockholders with a nominal number of shares that the Reverse Split ratio of one-for-500 shares of Common Stock was the appropriate ratio to reduce the number of record holders to less than 300.

     The Board believes that the decrease in outstanding shares of Common Stock as a result of the Reverse Split is in the best interests of the Company and its stockholders, and that the high number of outstanding shares of Common Stock together with its low trading price impairs the acceptability of the Common Stock by the financial community and the investing public. The Company believes that the Reverse Split, by reducing the number of outstanding shares of Common Stock, should increase the per share market price of the Common Stock. It is likely, however, that any increase in per share market price will be proportionately less than the relative decrease in the number of outstanding shares.

Recommendation of the Board; Fairness of the Reverse Split

     The Board believes that the Reverse Split, taken as a whole, is fair to, and in the best interests of the Company and its stockholders, including unaffiliated stockholders, as discussed below, regardless of whether as a result of the Reverse Split a stockholder receives cash in lieu of fractional shares, shares of Common Stock, or both cash and shares of Common Stock. The Board recommends that stockholders vote for approval of Proposal One to amend the Company’s Certificate of Incorporation to enable the Company to effect the Reverse Split. Each Board member and executive officer of the Company owning shares of Company stock has advised the Company that he or she intends to vote those shares in favor of the Reverse Split.

     The Board has retained for itself the absolute authority to determine not to implement the Reverse Split, if the Board determines subsequently that consummating the Reverse Split is not then in the best interests of the Company and its stockholders. If for any reason the Reverse Split is not approved, or, if approved, is not implemented, the Common Stock will not be deregistered until such time as the Company otherwise is eligible to do so.

     The Board considered a number of factors in determining whether it was in the best interests of the Company and its stockholders, including its unaffiliated stockholders, to undertake a transaction to reduce the number of stockholders to less than 300 record holders in order to terminate the registration of its Common Stock under the Exchange Act. The Board reviewed and discussed the cost savings to be achieved by terminating the registration of the Common Stock, and the anticipated effect of such savings on the Company’s total expenses and future prospects. The Board also considered the time and effort currently required of Company management in complying with the reporting and other requirements associated with continued registration of the Common Stock under the Exchange Act, and that the elimination of the obligation to publicly disclose sensitive, competitive business and other information is to the Company’s competitive advantage. The Board considered the effect that terminating the registration of the Common Stock might have on the market for the Common Stock and the ability of stockholders to buy and sell shares. The Board determined that the cost savings, reduced burden on management and elimination of competitive disadvantages that could be achieved by terminating registration of the Common Stock under the Exchange Act outweighed any potential detriment from deregistration.

     The Board considered certain alternative transactions to accomplish the reduction in the number of stockholders to less than 300 record holders and ultimately determined that the Reverse Split is the most effective method. Company management conducted an analysis of the Company and in doing so considered the following alternative strategies:

•	A cash tender offer, but the Board believes that it would not result in the purchase of the number of shares necessary to reduce the number of holders to accomplish the going private objectives because many stockholders with a small number of shares would not make the effort to tender their shares and the cost of completing the tender offer could be significant in relation to the value of the shares sought to be purchased; and

•	A purchase of shares in the open market, but the Board believes that the established trading market for the Common Stock is characterized by irregular patterns of trading volume and limited participation (as compared to a national stock exchange such as the NASDAQ), and thus it is highly unlikely the Company could acquire shares from a sufficient number of holders to accomplish the Board’s going private objectives.

     The Board has determined that the Reverse Split is the most expedient and cost efficient way of changing the Company’s status from that of a reporting company to that of a private, non-reporting company. In addition to the matters discussed above, the Board considered the opportunity presented by the Reverse Split to provide stockholders of record owning fewer than 500 shares immediate liquidity for their holdings without incurring brokerage costs, particularly in light of the relatively illiquid market for shares of the Common Stock. The Company has not received any definitive proposals from any unaffiliated persons for the merger or consolidation of the Company, or for the sale or other transfer of all or any substantial portion of the Company’s current assets, or for securities of the Company that would enable the holder thereof to exercise control of the Company.

     The Board appointed the Special Committee to assess the Reverse Split, and the Special Committee ratified the retention of Mann Frankfort to render its opinion, from a financial point of view, as to the fairness (“Fairness Opinion”) of the consideration to be received for any fractional shares by the holders of Common Stock in the Reverse Split. For a summary of the analyses provided to the Board by Mann Frankfort, see “—Special Factors—Opinion of Mann Frankfort.” No unaffiliated representative was retained to act on behalf of the unaffiliated stockholders for the purpose of negotiating the terms of the Reverse Split or to prepare a report addressing the fairness of the Reverse Split by the Company. The Reverse Split is expected to result in the cash out of approximately 656,238 shares of Common Stock (on a pre-split basis) at a price of $.30 per share for each pre-split share, for a total purchase price approximating $196,871.

     The Board considers the Reverse Split to be fair to all stockholders, including unaffiliated stockholders, notwithstanding the absence of a representative of unaffiliated stockholders. Present stockholders (including those whose shares are expected to be cashed out) and investors generally will have an opportunity both to evaluate all of the information contained herein and to compare the potential value of an investment in the Company with that of other available investments.

     In addition to the Fairness Opinion and the alternative transactions that the Board considered, as described above, the Board also considered alternative methods for valuing the Common Stock in considering whether the Reverse Split is fair to all stockholders, including unaffiliated stockholders, that might either own fewer than 500 shares of Common Stock or unaffiliated stockholders that will continue to hold an equity interest in the Company after the Reverse Split.

     As part of its evaluation, the Board focused on, among other things, the fairness of the Reverse Split to unaffiliated holders of fewer than 500 shares of Common Stock who will receive $.30 per share for each pre-split share in cash in lieu of fractional shares. While the Board considered market prices of the Common Stock as one of the measures of value for the fractional shares, it recognized that the Common Stock is prone to irregular patterns of trading, has a limited number of market makers, and is in a market with which investors are generally less familiar, as opposed to a national securities exchange such as the NYSE and NASDAQ, all of which may affect the prices of shares traded in the open market.

     The Board considered that the average closing sale price of $0.218 per share reported by the OTC Bulletin Board for the Common Stock during the six months ended December 31, 2003 (“Current Market Price”) reflected a value substantially the same as net book value of approximately $0.229 per share at September 30, 2003. The Board also noted that in the past 12 months the closing trading prices of the Common Stock have ranged from a low of $0.06 per share to a high of $0.40 per share, with an average closing sales price of $0.16 per share during the past 12 months. The Board also considered implied premiums relating to the $0.30 per share cash payment compared to average trading values of the Common Stock over several periods ranging from the most recent 10 trading days to the past 365 trading days. On such basis, the implied premium or discount, as applicable, associated with the $0.30 per share cash payment ranged from a 6.25% discount based on the average closing prices for the past 10 trading days to an 87.5% premium based on the average closing prices for the past 365 trading days.

     The Board also considered using liquidation value as an alternative measure of value per share in connection with cashing out fractional shares. The Company has never reported profits and faces financial and other obstacles that must be overcome in order to become profitable. An orderly liquidation of the Company over a reasonable period of time would require a significant portion of the value of our assets to be allocated to paying liabilities of the Company and liquidation expenses. Any remaining assets would be distributed to holders of common and preferred shares. Under the terms of the Series F Preferred Stock, holders of this class of preferred stock have a liquidation preference that would require that they receive $110.94 per share before any distribution may be made to holders of Common Stock. As of December 31, 2003, the aggregate amount of assets required to satisfy this liquidation preference was approximately $49.8 million. Because this amount clearly exceeds the estimated proceeds of an orderly liquidation, the Board determined that the Common Stock had no liquidation value, and that it was more favorable to the holders of Common Stock to cash out fractional shares at a price determined based on market prices.

     In considering the fairness of the Reverse Split, the Board did not assign any specific weights to the foregoing alternatives. On the cumulative import of the alternatives, the Board unanimously concluded that the Reverse Split as a whole is in the best interests of the Company and is fair to all its stockholders, including unaffiliated stockholders, from a substantive point of view. In selecting a valuation method for the cash out of fractional shares, the Board concluded that it was more appropriate to value the per share price to be paid for fractional shares based upon the market price or net book value per share of the Common Stock, rather than the liquidation value (which amount was $0.00 per share).

     The Board did not engage an independent representative to represent the interests of unaffiliated stockholders in connection with the Reverse Split. The Board considered certain alternative transaction structures, as described above, to accomplish a reduction in the number of our record holders to fewer than 300 but unanimously opted for the Reverse Split as the simplest and least expensive approach. The Board considered but rejected other voting structures because such structures were considered impracticable and cost-prohibitive.

     Despite the absence of a representative and the lack of a separate voting requirement for approval from unaffiliated stockholders, the Board unanimously considered the Reverse Split to be procedurally fair to all its stockholders, including unaffiliated stockholders because, among other things:

•	The Reverse Split is being effected in accordance with all applicable requirements of Delaware law and our organizational documents.

•	The Board is submitting the proposal to a vote of Company stockholders and is subjecting it to the approval by holders of two-thirds of the voting power of the holders of Common Stock and Series F Preferred Stock, voting together as a single class, and the approval of by holders of a majority of the Common Stock, voting as a separate class, in order to approve the Reverse Split proposal, recognizing that stockholders cashed out in the Reverse Split hold a nominal percentage of the vote.

•	Other than the expressed intent of our executive officers and directors (including shares held by HarbourVest, ABN AMRO and Gateway) to vote their shares of Common Stock in favor of the Reverse Split, the Company has not obtained any prior assurances from any of its stockholders regarding the vote on the Reverse Split proposal.

•	Between the date of this proxy statement and the Effective Date of the Reverse Split, all of our stockholders will have an opportunity to adjust the number of shares of Common Stock they will own as of the Effective Date. In this way, holders who would otherwise be cashed out can increase or adjust their holdings in order to remain stockholders, and holders of more than 500 shares can divide or otherwise adjust their holdings into amounts evenly divisible by 500.

     The Board also took into consideration the following additional factors:

•	Although holders of shares of Common Stock that are cashed out in lieu of issuance of fractional shares will receive cash consideration for their shares, the remaining stockholders will bear the burden of the expenses of the Reverse Split, reduced liquidity and greater uncertainty regarding the price they may receive for their shares in the event they attempt to liquidate their investment of Common Stock.

•	As of the Effective Date, stockholders who own fewer than 500 shares of Common Stock are expected to account for less than 1% of the outstanding capital stock.

     Although stockholders who are not cashed out in the Reverse Split will indirectly bear the transaction costs associated with taking the Company private, the Board believes that such expenses will be more than offset by the anticipated savings of approximately $450,000 in the first 12 months and approximately $750,000 or more on an annual basis thereafter. The Board believes, in making the decision to base the purchase price on the market price and net book value and being aware that the Reverse Split will affect both continuing stockholders as well as stockholders who are cashed out, that the Board acted in accordance with its fiduciary duties to the Company and all of its stockholders.

     The Board believes that the disadvantages of remaining a public company outweigh any advantages. The Board has no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using Common Stock as the consideration for any such acquisition. Accordingly, the Company is not likely to take advantage of its current status as a public company to raise capital. Nonetheless, as a private company, the Company may still use Common Stock or preferred stock to raise additional capital in private placements or otherwise facilitate acquisitions.

     After consideration of all the facts, the directors of the Company unanimously determined that the proposed Reverse Split, taken as a whole, is fair to, and in the best interests of the Company and its stockholders, including unaffiliated stockholders.

Opinion of Mann Frankfort

     Pursuant to an engagement letter dated January 14, 2004, the Company, as ratified by the Special Committee, retained Mann Frankfort as a professional services firm to render an opinion, from a financial point of view, as to whether the holders of the Common Stock of the Company will receive fair value for the fractions of shares to which they are entitled in connection with the proposed Reverse Split. The full text of the opinion (presented in a written and oral presentation to the Special Committee), which sets forth the assumptions made, matters considered and limits on the review undertaken by Mann Frankfort in rendering its opinion, is attached as Appendix B to this proxy statement and is incorporated by reference herein. Mann Frankfort’s opinion is for the use of the Special Committee and addresses only, from a financial point of view, whether the holders of the Common Stock of the Company will receive fair value for the fractions of shares to which they are entitled in connection with the proposed Reverse Split. The opinion does not address the underlying business decisions of the Company to effect the Reverse Split or constitute a recommendation to any of the Company’s stockholders as to any action that should be taken with respect to the Reverse Split. Mann Frankfort was not requested to, and did not, participate in or provide advice with respect to the planning, structuring or negotiation of the Reverse Split or the determination of the amount of cash consideration to be paid to the holders of the Common Stock who will hold fractional shares immediately following the Reverse Split. Mann Frankfort’s opinion is for the use of the Special Committee only and is subject to the qualification and limitations on the scope of the review undertaken.

     The summary of the fairness opinion set forth below is qualified in its entirety by reference to the full text of such opinion. You are urged to read the opinion carefully and in its entirety.

     In arriving at its opinion, Mann Frankfort made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Mann Frankfort has:

1.	reviewed the draft resolutions to be adopted by the Company’s Board of Directors in connection with the Reverse Split and the draft Certificate of Amendment of the Company’s Certificate of Incorporation to effect the Reverse Split;

2.	reviewed a draft of the proxy statement dated January 26, 2004;

3.	reviewed the Company’s Form 10-K for the fiscal years ending December 31, 1998 through 2002, its Form 10-Q for the period ending September 30, 2003 and Company-prepared internal preliminary unaudited financial statements for the fiscal year ending December 31, 2003;

4.	met with certain members of senior management of the Company to discuss the past and current business operations, financial condition, future prospects and projected operations and performance of the Company as well as prevailing trends in the Company’s industry, and met with representatives of the Company’s investment bankers and legal counsel to discuss certain matters;

5.	visited the Company’s headquarters and business offices located in Boca Raton, Florida;

6.	reviewed budgets and forecasts prepared by the Company’s management with respect to the Company for the fiscal year ended December 31, 2004;

7.	reviewed certain internal financial analysis prepared by the Company and its management;

8.	reviewed historical market prices and trading volume for the Company’s publicly traded securities;

9.	reviewed certain other publicly available financial data for certain companies that it deemed comparable to the Company; and

10.	conducted such other financial studies, analyses and inquiries Mann Frankfort deemed appropriate.

     In rendering the opinion set forth herein, Mann Frankfort has relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to it by the Company or otherwise reviewed by it and has assumed that any information furnished to it by the Company does not omit to state any material fact necessary to make such information not misleading in light of the circumstances in which it was provided. Mann Frankfort has not conducted any valuation or appraisal of any tangible assets or liabilities of the Company, but has relied, without independent verification, on valuations and appraisals presented by management. In relying on financial analyses, forecasts and budgets provided to it, Mann Frankfort has assumed that they have been reasonably prepared based on assumptions reflecting the best currently available information and good faith estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which they relate without any independent verification by Mann Frankfort. Mann Frankfort has made no independent investigation of any legal, accounting or tax matters affecting the Company, and has assumed the correctness of all legal, accounting and tax advice given to the Company and its Board of Directors or any committee thereof. Mann Frankfort assumes no responsibility or liability for any such information, valuation, appraisal, analysis, forecast, budget or other matter identified herein with respect to which it has conducted no independent investigation or verification.

     In order to determine, from a financial point of view, if the holders of the Common Stock will receive fair value for the fractions of shares of Common Stock to which they are entitled in connection with the Reverse Split, Mann Frankfort employed analyses based on the following: (i) analysis of book value of Company; (ii) comparable public company analysis; (iii) comparable transaction analysis; (iv) company earnings analysis; and (v) equity premium analysis. Mann Frankfort based its opinion on business, economic, financial, political, regulatory and other conditions as in effect on, and the information made available to Mann Frankfort as of, the date of the opinion. Subsequent developments may affect Mann Frankfort’s opinion and Mann Frankfort does not have any obligation to update, revise or reaffirm its opinion. Mann Frankfort expressed no opinion as to the price at which the Common Stock will trade at any future time.

     The following is a summary of the material financial analyses performed by Mann Frankfort in connection with its opinion. The summary does not purport to be a complete description of all analyses performed or all of the factors considered by Mann Frankfort. The preparation of a fairness opinion involves complex considerations and various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, an opinion is not readily susceptible to summary description. Each of the analyses conducted by Mann Frankfort was carried out in order to provide a different perspective on the consideration to be paid pursuant to the proposed Reverse Split and to add to the total mix of information available. Mann Frankfort did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion, from a financial point of view, as to fair value received by the holders of the Common Stock who will hold fractional shares immediately following the proposed Reverse Split of the Common Stock. Rather, in reaching its conclusion, Mann Frankfort relied upon the results of the analyses taken as a whole and also on application of Mann Frankfort’s own experience and judgment. Accordingly, notwithstanding the separate factors summarized below, Mann Frankfort has indicated to the Special Committee that it believes that consideration of some of the relevant analyses and factors, without considering all analyses and factors, could create an incomplete or inaccurate view of the evaluation process underlying Mann Frankfort’s opinion. The analyses performed by Mann Frankfort are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     Valuation Approaches

     Mann Frankfort considered various valuation methodologies under three valuation approaches: the asset approach, the income approach and the market approach.

Factors Considered to Determine Equity Value

     The analyses described below conclude, in part, indications of enterprise value. In some analyses, the Company’s capitalized leases, the value of the Series F Preferred Stock and/or proceeds payable under the Company’s Long-Term Incentive Compensation Plan were subtracted by Mann Frankfort from the enterprise value to derive common equity value.

     Mann Frankfort considered alternative scenarios to approximate the value of the Series F Preferred Stock. The different scenarios considered included: computation of liquidation preference ($110.94 per share) and computation of preferred stock value assuming all shares of Series F Preferred Stock were converted into Common Stock at the current market price.

     Mann Frankfort also considered the terms of the Company’s Long-Term Incentive Compensation Plan. The terms of this plan allow for 15% of the excess of the enterprise value above $20 million (but not to exceed $100 million) to be set aside in a Payout Equity Pool. The Payout Equity Pool is to be distributed to the senior management of the Company upon a Payout Event described as: (i) liquidation, dissolution or winding up of the Company; (ii) a sale of all or substantially all of the assets of the Company to a third party; (iii) merger or consolidation of the Company; or (iv) sale or disposition in one transaction or a series of transactions involving 60% or more (based on voting control) of the capital stock. This Long-term Incentive Plan takes priority over the claim of the Series F Preferred Stock for any enterprise value above $20 million.

     Asset Approach

     “Book value” is commonly defined as the carrying value of assets minus the carrying value of liabilities. Essentially book value represents the carrying value of total equity, in an accounting sense. “Adjusted book value” recognizes increases or decreases in value to the accounting book values. As such, the total book value is adjusted to reflect the collective fair value of individual assets and liabilities. Many analysts consider adjusted book value to be analogous to liquidation value.

Methodology: Liquidation Analysis

     Mann Frankfort considered the per share value to be received by holders of Common Stock if the Company were to commence a liquidation on adjusted book values as of December 31, 2003. In this analysis, Mann Frankfort relied upon management’s representation that the book value of the Company’s assets approximated their fair values. Mann Frankfort also assumed that each of the Company’s specific liability classes would be fully paid. In estimating the value of the Company under this analysis, Mann Frankfort did not consider any liquidation expenses and accordingly considered the unaudited book value of the Company’s net assets as of December 31, 2003 to be a reasonable approximation of the estimated fair value of the Company’s aggregate equity, on a liquidation basis.

     After considering the effects of the liquidation preference of the Company’s Series F Preferred Stock on the resulting enterprise value, Mann Frankfort determined that the resulting per share value of the Common Stock is $0.00 per share.

     Market Approach

     Presented below are the various methodologies considered by Mann Frankfort under the market approach.

Methodology: Comparable Public Company Analysis

     Mann Frankfort identified six publicly traded companies it deemed to be appropriate for the purposes of comparing their financial information and operating data to those of the Company. The comparable companies included: ACE*COMM Corporation; Astea International, Inc.; ClickSoftware Technologies, Ltd.; CSG Systems International, Inc.; Portal Software, Inc.; and Veramark Technologies, Inc. Mann Frankfort selected this group of companies after searching for and identifying software providers whose products focus on billing and customer care services offered primarily to the communications industry. Mann Frankfort calculated and considered certain financial ratios and comparisons of these comparable companies using the most recent publicly available information. No company used in the market multiple analysis was directly comparable to the Company. Accordingly, Mann Frankfort performed this analysis to develop a range of multiples (based upon market prices of public equity) to be applied to the Company.

     Mann Frankfort calculated a revenue multiple for each selected public comparable company. These multiples were used to select multiples to be applied to the Company’s revenues in Mann Frankfort’s assessment of value. Mann Frankfort utilized these selected multiples after considering the size and diversification of the operations of the comparable companies, the volatility of the Company’s revenues and earnings, and the current concerns regarding the Company’s liquidity. Based on these multiples, Mann Frankfort derived indications of the enterprise value of the Company by applying the selected revenue multiples (ranging from 1.35x to 1.55x) to the Company’s revenues for the year ended December 31, 2003.

     After considering the effects of the liquidation preference of the Series F Preferred Stock on the Company’s enterprise value, Mann Frankfort determined that the resulting per share value of the Common Stock is $0.00 per share. Alternatively, considering the effects of the Series F Preferred Stock on an “as if converted” basis, Mann Frankfort determined that the resulting per share value of the Common Stock ranged from $0.15 to $0.23 per share.

Methodology: Comparable Transaction Analysis

     Mann Frankfort identified certain merger and acquisition transactions for billing and customer care software providers to the communications industry since January 1, 2003. Mann Frankfort also identified and analyzed certain software industry acquisition transactions since January 1, 2003, which, in total, provided a base of 37 transactions for which relevant information was available.

     Mann Frankfort undertook the transaction analysis in order to evaluate the implied valuation multiples. For each of the transactions for which the relevant information was publicly available, Mann Frankfort calculated the ratio of the transaction value to the seller’s latest twelve months revenue. These multiples were used to determine a reasonable range of multiples as observed by Mann Frankfort in the marketplace.

     Mann Frankfort applied a range of revenue multiples (ranging from 1.40x to 1.80x) to determine enterprise value of the Company. After considering the effects of the liquidation preference of the Series F Preferred Stock and Long-Term Incentive Compensation Plan on the Company’s enterprise value, Mann Frankfort determined that the resulting per share value of the Common Stock is $0.00 per share.

     Income Approach

Methodology: Discounted Cash Flow Analysis (Considered But Not Used)

     Mann Frankfort considered, but ultimately did not utilize, a discounted cash flow analysis to estimate the present value of the after-tax cash flows of the Company. Management provided Mann Frankfort with budgeted financial data for fiscal 2004 only. In its normal course of business, management does not develop long-term projections. Historically, the Company has not achieved positive cash flow. The Company does not expect any significant change in its financial data for fiscal 2004. Given the lack of long-term projections and the forecasted state of the Company, Mann Frankfort concluded that it was not meaningful or appropriate to evaluate the value of the Company based on this approach and its related methodologies.

     Other Considerations

Equity Premium Analysis

     Mann Frankfort performed an analysis of the implied premiums of the proposed consideration of $0.30 per share using the computed averages of the historical closing stock prices for the Company over various selected periods. The equity premium analysis assumed that the per share cash consideration to be paid to holders of the Common Stock immediately following the Reverse Split is $0.30.

     The following table summarizes, for the periods presented, the average closing share prices of the Common Stock and the implied premiums to equity values as compared to the per share cash consideration of $0.30.

		% Premium/
Period	Average Price	(%Discount)

10 trading days	0.32	(6.25%)
30 trading days	0.26	15.38%
60 trading days	0.29	3.45%
90 trading days	0.26	15.38%
365 trading days	0.16	87.50%

     The Board of Directors, on behalf of the Special Committee, retained Mann Frankfort to render an opinion as to the fairness, from a financial point of view, as to whether the holders of the Common Stock of the Company will receive fair value for the fractions of shares to which they are entitled in connection with the proposed Reverse Split. Pursuant to the terms of Mann Frankfort’s engagement letter with the Special Committee dated January 14, 2004, the Company agreed to pay Mann Frankfort a retainer fee of $35,000, and a fee of $40,000 upon the delivery of the opinion (which fee was payable regardless of the conclusions expressed therein). The Company also agreed to reimburse Mann Frankfort for all its expenses incurred in connection with its services, including the fees and disbursements of its counsel. In addition, the Company agreed to indemnify Mann Frankfort against certain liabilities relating to or arising out of its engagement. Mann Frankfort has had no prior relationship with the Company and has not been engaged by the Company to perform any other services. Mann Frankfort was engaged to render a fairness opinion to Abiliti Solutions, Inc. (“Abiliti”) in connection with the 2002 acquisition of certain of the assets of Abiliti by the Company.

The Purpose and Benefits of the Reverse Stock Split

     The purpose of the Reverse Split is to cash out the equity interests in the Company of each of the estimated 113 record holders of Common Stock that, as of the Effective Date, will own fewer than 500 shares of Common Stock in any discrete account at a price of $.30 per share for each pre-split share in order to:

•	reduce the number of stockholders of record of the Company to less than 300 record holders in order to relieve the Company of the cost associated with filing reports and otherwise complying with the requirements under the Exchange Act, by deregistering its Common Stock under the Exchange Act;

•	reduce the cost of directors’ and officers’ liability insurance coverage;

•	eliminate the obligation to publicly disclose sensitive, competitive business information and other information to our competitive business advantage;

•	enable management to better focus on our business’s long-term goals and objectives rather than our short-term objectives intended to satisfy market expectations;

•	benefit stockholders holding less than 500 shares of Common Stock by paying them cash for their shares without having to pay brokerage commissions and other transaction costs associated with a sale of those shares in the open market; and

•	reduce the direct and indirect costs of administering stockholder accounts and responding to stockholder requests.

     The Company incurs direct and indirect costs associated with compliance with the SEC’s filing and reporting requirements imposed on public companies. The Company also incurs substantial indirect costs as a result of, among other things, management’s time expended in preparing and reviewing such filings. Since the Company has relatively few senior executives, these indirect costs are substantial. Based on the Company’s experience in prior years, the direct savings expected in the first 12 months resulting from the Company being a private company are estimated as follows:

Independent accountant and accounting costs	$150,000	*
Outside counsel fees for SEC related work	40,000
Printing and Mailing	50,000
Insurance	200,000	**
Other	10,000

Total	$450,000

*	The reduction in independent accountant and accounting costs is expected to increase beginning in the second year after the Company ceases to be a reporting company.

**	The reduction in insurance costs is expected to increase significantly each year.

     Estimates of the annual savings expected to be realized if the Reverse Split is implemented are based upon (i) the actual costs to the Company of the services and disbursements in each of the above categories incurred in 2003, and (ii) the allocation to each category of management’s estimate of the portion of the expenses and disbursements in such category believed to be solely or primarily attributable to the Company’s public reporting company status. In some instances, these estimates were based on information provided to the Company by third parties or upon verifiable assumptions. For example, our independent accountants have informed the Company, informally, that there will be a reduction in auditing fees if the Company is no longer a reporting company, and further, we will eliminate outside counsel fees associated with SEC filings if the Company is no longer obligated to file reports with the SEC. Other estimates were more subjective, such as the reduction in directors’ and officers’ liability insurance, lower printing and mailing costs and the less complicated disclosure required by private company status, the need for fewer directors’ meetings (and the consequent reduction in associated expenses) and the elimination of the charges imposed by brokers and banks to forward materials to beneficial owners.

     The amounts set forth above are only estimates, and the actual savings to be realized may be materially higher or lower than estimated above. The Company expects that if it becomes private before its Report on Form 10-K for the year ended December 31, 2003 is otherwise due, then it will not be required to file such report and as a result a portion of the estimated savings could be realized in the current fiscal year due to reductions in audit and legal fees associated with the preparation of the Report on Form 10-K. In addition, the Company expects the various costs associated with remaining a public company will continue to increase in light of recent legislation enacted relating to corporate governance practices. Based on the Company’s size and resources, the Board does not believe the costs associated with remaining a public company are justified. In light of the foregoing reasons, the Board believes that the administrative burdens and costs of remaining a public company outweigh the associated benefits, and that it is in the best interests of the Company and its stockholders to approve the amendment to the Company’s Certificate of Incorporation to enable the Company to effect the Reverse Split and go private.

Cash Payment in Lieu of Fractional Shares

     In lieu of issuing the fraction of a share of Common Stock that will result from the Reverse Split to each holder of record holding less than 500 shares or a number of shares that is not evenly divisible by 500, the Company will pay $.30 per share for each pre-split share. Except as discussed in the immediately following paragraph, the Effective Date will not be later than 90 days following the date of the Special Meeting, although the Effective Date may be less than 90 days following the date of the Special Meeting.

     If the Reverse Split occurs, each stockholder holding less than 500 shares of Common Stock immediately prior to the Reverse Split will be entitled to receive, in lieu of the fraction of a share resulting from the Reverse Split, cash in the amount of $0.30 per share multiplied by the number of shares of Common Stock held by such stockholder immediately prior to the Reverse Split. Each stockholder holding more than 500 shares of Common Stock immediately prior to the Reverse Split also will be entitled to receive (if applicable), in lieu of any fraction of a share resulting from the Reverse Split, cash in the amount of $0.30 per share multiplied by the fraction of a share of Common Stock that would otherwise be issuable to such stockholder after giving effect to the Reverse Split. For example, a holder of 750 shares of Common Stock immediately prior to effectiveness of the Reverse Split would be entitled to receive, as a result of the Reverse Split, one share of Common Stock with respect to the ownership of 500 shares of Common Stock and a cash payment of $75.00 (250 pre-split shares with respect to which a one-half fractional share would result multiplied by $0.30 per pre-split share). All amounts payable to stockholders will be subject to applicable state laws relating to abandoned property. No service charges or brokerage commissions will be payable by stockholders in connection with the Reverse Split. The Company will not pay interest on cash sums due to any stockholder pursuant to the Reverse Split.

     Promptly following the consummation of the Reverse Split on the Effective Date, the Company will mail a letter of transmittal to each stockholder of record. The letter of transmittal will contain instructions for the surrender of Common Stock certificates to the Company’s exchange agent in exchange for, as applicable, new stock certificates and a cash payment in lieu of the fractional share into which each such holder’s shares of Common Stock were converted in the Reverse Split. See “—Special Factors—Exchange of Stock Certificates.” No cash payment will be made to any such stockholder until he has surrendered his outstanding certificate(s), together with the letter of transmittal, to the Company’s exchange agent. No interest will be paid on the cash payment for fractional shares. In addition, no appraisal rights are available under the Delaware General Corporation Law, the Company’s By-laws or its Certificate of Incorporation to any stockholders who vote against Proposal One. See “—Special Factors—Appraisal Rights; Escheat Laws.”

Source of Funds and Financial Effect of the Reverse Split

     The Reverse Split and the use of approximately $405,000 cash is needed to complete the Reverse Split. These estimated costs include the following:

Cash to be paid for fractional shares	$196,871
Legal fees	100,000
Accounting fees	5,000
Printing and mailing	20,000
Transfer agent and exchange agent fees	4,000
Fairness Opinion	75,000
Miscellaneous Expenses	4,129

Total	$405,000

     These costs are not expected to have a material adverse effect on the Company’s liquidity, results of operations or cash flow, provided the Company completes the Bridge Loan described below. In the event the Bridge Loan is not completed, the Board may, in its sole discretion, determine not to proceed with the Reverse Split. The Reverse Split, however, is not conditioned upon completion of the Bridge Loan. See “PROPOSAL TWO: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO AMEND THE TERMS OF THE SERIES F PREFERRED STOCK—Bridge Loan” for further information regarding the terms and conditions of the Bridge Loan.

Liquidity

     We incurred net losses of approximately $       million for the year ended December 31, 2003, and we had an accumulated deficit of approximately $      million as of December 31, 2003. Our cash and cash equivalents at December 31, 2003 were $       million. Cash used in operations for the year ended December 31, 2003 was $       million. As a result of our business concentration risk, past recurring losses from operations and accumulated deficit, the independent accountants’ report included in our December 31, 2002 consolidated financial statements contained an explanatory paragraph that states that our recurring losses from operations and accumulated deficit raised substantial doubt about our ability to continue as a going concern.

     We believe the cash and cash equivalents at December 31, 2003, together with the Bridge Loan proceeds and Operating Loan proceeds, if any, may be sufficient to fund operations for the foreseeable future, assuming continued improvement in our overall cost structure resulting from our cost reduction activities, ongoing efforts aimed at controlling costs, including without limitation the cost savings expected to result if we terminate our public company status, and anticipated future revenues including a continued significant, but declining, customer relationship with Allegiance Telecom Company Worldwide (“Allegiance”), our largest customer in 2003.

     We provide outsourcing services to Allegiance pursuant to an agreement expiring on December 31, 2004. There are no minimum revenues from Allegiance under this agreement. Allegiance has informed us that they are migrating data to another software system and intend to discontinue use of our services gradually so that all data will be migrated by June 2004. When Allegiance ceases doing business with us, or if we are unable to close the Bridge Loan, we may be required to reduce operations and/or seek additional private equity financing or financing from other sources or consider other strategic alternatives, including a possible merger, sale of assets, or other business combination or restructuring transactions. There can be no assurances that additional financing or strategic alternatives will be obtainable on terms acceptable to us or that any additional financing would not be substantially dilutive to existing stockholders. At such time as Allegiance ceases doing business with us, or if we fail to close the Bridge Loan, we will need to obtain additional financing or engage in one or more strategic alternatives, or such events may have a material adverse effect on our ability to continue to operate as a going concern.

Conduct of the Company’s Business after the Reverse Split

     The Company is a global provider of advanced billing and customer care, event management, and revenue assurance software for traditional and next generation communication service providers and other technology solutions providers. Our solutions leverage the latest open Internet technologies to enable providers to enhance their operational efficiency while driving maximum revenue from their products and services. Our RevChain® billing and customer management and Asuriti™ event management applications deliver proven interoperability with other legacy billing systems and other downstream operational support systems (OSS) applications, and have a high degree of flexibility and scalability, making the software highly adaptable and ready for the future. RevChain and Asuriti can be purchased as licensed software applications or as part of a turn-key solution through BillingCentral®, our carrier-class outsourcing operation.

     The Company was recently approved for a loan (the “Operating Loan”) from Silicon Valley Bank, guaranteed by EXIM Bank, for a term of 15 months expiring no later than June, 2005. The Operating Loan is guaranteed by EXIM Bank for a total funding amount of $2,700,000. The Company may borrow against the Operating Loan based on estimated funding dates by the Bank and may have outstanding borrowings at any given time of up to $2,000,000. The proceeds of the Operating Loan will be used for operating costs associated with its contract with Empresa de Telecomunicaciones de Bogota (“ETB”). The Company expects to receive approximately $1,700,000 upon closing of the Operating Loan. Interest will accrue at the rate of prime plus 2% (minimum 4%) per annum. Silicon Valley Bank will have a first-priority security interest in all of the Company’s assets until the Operating Loan is paid in full. The Operating Loan is expected to contain customary representations and warranties and covenants of the Company and conditions of closing. The Company intends to repay the Operating Loan solely from revenues received from ETB.

     Except as described below, the Company does not expect the Reverse Split to have any effect on the conduct of its business and operations. If the Reverse Split is consummated, all stockholders of record holding fewer than 500 shares at the Effective Date of the Reverse Split will no longer have any equity interest in, and will not be stockholders of, the Company and therefore will not participate in its future potential or earnings and growth, if any. Instead, each such owner of Common Stock will have the right to receive, upon surrender of such holder’s stock certificate(s), $0.30 per pre-split share in cash, without interest.

     If the Reverse Split is effected, the Company estimates that, based on the Company’s stockholder records, approximately 222 stockholders of record will remain. In addition, our directors and executive officers now beneficially own approximately 34.4% of the Common Stock and will beneficially own approximately 34.8% of the Common Stock after the Reverse Split (including beneficial ownership of shares held by HarbourVest, ABN AMRO and Gateway). The Company’s largest stockholders, the Behrman Funds (as defined) and HarbourVest, currently beneficially own approximately 71.1% and 31.4%, respectively, of the Common Stock and will beneficially own approximately 71.3% and 31.5%, respectively, of the Common Stock after the Reverse Split on a fully diluted basis.

     The Company expects, as a result of the Reverse Split, to become a privately held company. If the Reverse Split is effected, the Company intends to terminate the registration of the Common Stock under the Exchange Act. In addition, because the Common Stock will no longer be publicly held, the Company will be relieved of the periodic reporting obligations and the requirement to comply with the proxy rules under the Exchange Act, and its officers, directors and stockholders owning more than 10% of the Common Stock will be relieved of certain reporting obligations and short-swing trading profits restrictions under Section 16 of the Exchange Act.

     Other than as described in this proxy statement, neither the Company nor its management has entered into any agreement to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of its assets, to change materially its indebtedness or capitalization, or otherwise effect any material change in its corporate structure of business. However, the Company may engage in such a transaction in the future to the extent that management and the Board determines it to be in the interest of the Company and its stockholders. The Company has no immediate plans to change its Board or senior management.

Effect of the Proposed Reverse Split on Stockholders

     Upon consummation of the Reverse Split at midnight (Eastern Time) on the Effective Date, each stockholder holding less than 500 shares of Common Stock immediately prior to the Reverse Split will have only the right to receive $0.30 per pre-split share in cash in lieu of receiving a fractional share resulting from the Reverse Split. The equity interest of each such stockholder in the Company will be terminated, and each such stockholder will have no further right to vote as a stockholder or share in the Company’s assets, earnings or profits, if any, following the Reverse Split. It will not be possible for cashed out stockholders to reacquire an equity interest in the Company unless they purchase an interest from a remaining stockholder following the Reverse Split.

     Upon consummation of the Reverse Split at midnight (Eastern Time) on the Effective Date, each stockholder of record holding 500 or more shares of Common Stock immediately prior to the Reverse Split will continue as a stockholder with respect to the share or shares of Common Stock resulting from the Reverse Split. Each such stockholder will continue to share in the Company’s assets, earnings or profits, if any, to the extent of their respective ownership of Common Stock following the Reverse Split.

     For stockholders of record who hold 500 or more shares of Common Stock immediately prior to the Reverse Split, the net effect of the Reverse Split will be a one-for-500 reverse split of the Common Stock. Except for the payment of cash in lieu of fractional shares to holders of shares holding greater than 500 shares, after the Reverse Split such stockholders will hold one share of Common Stock for each 500 shares of Common Stock held by such stockholders immediately prior to the Reverse Split. Excluding the reduction in outstanding shares of Common Stock due to the effects of the Reverse Split and payment of cash for all fractional shares resulting from the Reverse Split, the Board has no plans to further decrease the total number of outstanding shares of Common Stock.

     If the Reverse Split is effected, the Company intends to promptly terminate the registration of the Common Stock under the Exchange Act. As a result of such termination, the Company will no longer be subject to the periodic and other reporting requirements and the proxy rules of the Exchange Act. Potential detriments to those remaining Company stockholders if the Reverse Split is effected include substantially less access to information about the Company and decreased liquidity.

     As a result of the Reverse Split, it is expected that the percentage of beneficial ownership of Common Stock of the Company held by executive officers and directors of the Company as a group will increase marginally from 34.4% to 34.8% (including beneficial ownership of shares held by HarbourVest, ABN AMRO and Gateway).

Effect of the Proposed Reverse Split on Option Holders

     The number of shares underlying each outstanding stock option will be decreased by a factor of 500 and the exercise price of each outstanding stock option will be increased by a factor of 500 as a result of the Reverse Split. When existing options are exercised, any fractional shares of Common Stock that may result from the Reverse Split will not be issued, rather, we will pay the optionee cash for any fractional shares.

Effect of the Proposed Reverse Split on the Company

     Our Certificate of Incorporation authorizes the issuance of 200,000,000 shares of Common Stock and 21,877,236 shares of Company preferred stock, for an aggregate of 221,877,236 shares. As of the Record Date, the number of outstanding shares of Common Stock was      and the number of outstanding shares of Series F Preferred Stock was      . Based upon the Company’s best estimates, if the Reverse Split had been consummated as of the Record Date, the number of outstanding shares of Common Stock would have been reduced from      to approximately      or by approximately      shares, and the number of holders of record of Common Stock would have been reduced from 335 to an estimated 222, or by 113 stockholders.

     The Common Stock is currently registered under Section 12(g) of the Exchange Act and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. As a result of the Reverse Split, the Company will have less than 300 holders of record of Common Stock, and will be eligible to terminate its obligation to continue filing periodic reports under the Exchange Act. As soon as possible after the Reverse Split, the Company will file for deregistration of the Common Stock under the Exchange Act and will become a “private” company. In connection with the proposed Reverse Split, the Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC, which incorporates by reference the information contained in this proxy statement.

     Based on the aggregate number of shares owned by holders with less than 500 shares, or whose holdings are not evenly divisible by 500, the Company estimates it will incur approximately $196,871 (based on 656,238 pre-split shares multiplied by the purchase price of $.30 per share) in connection with the cash payments in lieu of the issuance of fractional shares resulting from the Reverse Split.

     The par value of the Common Stock will remain at $0.01 per share, and the number of authorized shares of Common Stock will continue to be 200,000,000 following consummation of the Reverse Split. After the consummation of the Reverse Split, the outstanding shares will represent less than 1% of the total authorized shares of Common Stock. The Company has no current plans, arrangements or understandings to issue any Common Stock other than pursuant to the Company’s existing stock option plans or in connection with any conversions of preferred stock into Common Stock.

Series F Waivers

     The Company will seek waivers from all holders of Series F Preferred Stock (the “Waivers”), contingent upon and effective immediately prior to approval by the stockholders of the Company of the Reverse Split and the amendment of the Company’s Certificate of Incorporation effecting the same, of any and all provisions of the Series F Stock Purchase Agreement, the Asset Purchase Agreement, the Investment Agreement and the Registration Rights Agreements (as applicable) entered into between the Series F Preferred Stock stockholders and the Company, which may limit or be deemed to limit the ability of the Company to effect the Reverse Split and the deregistration of Company. In the event the Company is unable to obtain a Waiver from each holder of Series F Preferred Stock, the Board may determine that it is not advisable for the Company to effect the Reverse Split, even if the requisite stockholder approval has been obtained at the Special Meeting with respect to Proposal One.

Exchange of Stock Certificates

     Promptly following the consummation of the Reverse Split on the Effective Date, the Company will send letters of transmittal to all stockholders of record. The letter of transmittal is for use in transmitting Common Stock certificates to SunTrust Bank, the Company’s designated exchange agent. Upon proper completion and execution of a letter of transmittal and return thereof to the exchange agent, together with certificates, each such stockholder will receive, as applicable, a new stock certificate and cash in the amount to which the holder is entitled, as described above, in lieu of any fractional share into which such stockholder’s shares were converted in the Reverse Split. After the Reverse Split and until surrendered, each outstanding certificate held by a stockholder holding less than 500 shares immediately prior to the Reverse Split will be deemed for all purposes to represent only the right to receive the amount of cash to which the holder is entitled pursuant to the Reverse Split. In the event that the Company is unable to locate these small holders, funds otherwise payable to such holders pursuant to the Reverse Split will be held until proper claim therefore is made, subject to applicable escheat laws.

     In connection with the Reverse Split, the Common Stock will be identified by a new CUSIP number, which will appear on all certificates representing shares of Common Stock issued after the Effective Date. After the Effective Date, each certificate representing shares of Common Stock that was outstanding prior to the Effective Date and that was held by a stockholder owning 500 or more shares immediately prior to the Reverse Split, until surrendered and exchanged for a new certificate, will be deemed for all corporate purposes to evidence ownership of such number of shares as is set forth on the face of the certificate divided by 500, rounded down to the next whole number, with the stockholder entitled to receive cash in lieu of any fractional share resulting from the Reverse Split. After the Effective Date, an old certificate presented to the exchange agent in settlement of a trade will be exchanged for a new certificate bearing the new CUSIP number.

Proposed Language Amending the Company’s Certificate of Incorporation

     Attached as Appendix A to the Proxy Statement is the proposed form of the Certificate of Amendment to the Company’s Certificate of Incorporation intended to be filed with the Delaware Secretary of State to effect the Reverse Split. Paragraph Second of such Certificate of Amendment will give effect to the Reverse Split by changing and reclassifying each 500 shares of authorized Common Stock to one share of Common Stock on the terms described above.

Material United States Federal Income Tax Consequences

     The following is a summary of certain material United States federal income tax consequences of the Reverse Split. The following discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended, or the Code, treasury regulations promulgated under the Code, Internal Revenue Service, or IRS, rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively.

     The Company has not sought and will not seek any rulings from the IRS or opinions from counsel with respect to the United States federal income tax consequences discussed below. The discussion below does not in any way bind the IRS or the courts or in any way constitute an assurance that the United States federal income tax consequences discussed herein will be accepted by the IRS or the courts.

     The tax treatment of a stockholder may vary depending on such stockholder’s particular situation or status. This discussion is limited to stockholders who hold their Common Stock as capital assets and it does not address aspects of United States federal income taxation that may be relevant to stockholders who are subject to special treatment under United States federal income tax laws, such as foreign persons, dealers in securities, financial institutions, insurance companies, tax-exempt entities, persons holding Common Stock as part of a hedge, straddle or other risk reduction transaction, and persons that are subject to loss disallowance rules with respect to their Common Stock. In addition, the discussion does not consider the effect of any applicable foreign, state, local or other tax laws, or estate or gift tax considerations or the alternative minimum tax.

     HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE SPLIT, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

Consequences to Stockholders Who Receive Common Stock in the Reverse Split

     The Company intends to treat the exchange of new Common Stock for existing Common Stock in the Reverse Split as a recapitalization under Section 368(a)(1)(E) of the Code. Accordingly, a stockholder who receives only new Common Stock in exchange for the stockholder’s existing Common Stock should not recognize taxable gain or loss as a result of the Reverse Split, should have a tax basis in its Common Stock received in the Reverse Split equal to its tax basis in its existing Common Stock, and should include its holding period in its existing Common Stock in its holding period for the new Common Stock received in the Reverse Split.

     The Company does not expect to have accumulated earnings and profits, as computed for United States federal income tax purposes, on the Effective Date. Accordingly, stockholders who receive both Common Stock and cash in the Reverse Split generally should recognize capital gain (but not loss) in an amount equal to the lesser of: (i) the amount of cash received by the Stockholder; and (ii) the excess of (A) the amount of cash, plus the fair market value of the Common Stock received by the Stockholder in the Reverse Split, over (B) the stockholders adjusted tax basis in its existing Common Stock. A stockholder receiving both Common Stock and cash in the Reverse Split would have a tax basis in its new Common Stock equal to its tax basis in its existing Common Stock, decreased by the amount of money received by the stockholder and increased by the amount of any gain recognized by the stockholder.

     However, if the Company has accumulated earnings and profits, as computed for United States federal income tax purposes, on the Effective Date, a stockholder who receives both Common Stock and cash in the Reverse Split generally would be treated as receiving a distribution with respect to its Common Stock (rather than capital gain as described above) unless the cash proceeds received in the Reverse Split: (i) are not essentially equivalent to a dividend; or (ii) are substantially disproportionate with respect to the relevant stockholder, within the meaning of Section 302 of the Code (applying the attribution rules of Section 318 of the Code). Generally, the cash proceeds treated as a distribution with respect to Common Stock would be included in income as a dividend by a stockholder to the extent that the Company has accumulated earnings and profits, as computed for United States federal income tax purposes, on the Effective Date.

     STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE APPLICABLE RULES (INCLUDING THE ATTRIBUTION RULES) THAT APPLY TO THEIR PARTICULAR CIRCUMSTANCES.

Consequences to Stockholders Who Receive Only Cash in the Reverse Split

     A stockholder who owns fewer than 500 shares of Common Stock before the Reverse Split will receive only cash in the Reverse Split. A stockholder receiving only cash in the Reverse Split generally would recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the stockholder’s tax basis in its shares of Common Stock if the cash proceeds received in the Reverse Split: (i) are not essentially equivalent to a dividend; (ii) are substantially disproportionate with respect to the stockholder; or (iii) completely terminate the stockholder’s interest in the Company, within the meaning of Section 302 of the Code (applying the attribution rules of Section 318 of the Code). Some noncorporate taxpayers are eligible for preferential rates of taxation on long-term capital gains. The deductibility of capital losses is subject to limitations.

     If the receipt of cash proceeds does not qualify for sale or exchange treatment under Section 302 of the Code, the cash proceeds should be treated by the stockholder as a distribution with respect to the Common Stock and will be included in income by the stockholder as a dividend to the extent of the Company’s current or accumulated earnings and profits, as computed for United States federal income tax purposes. The Company does not expect to have accumulated earnings and profits and cannot predict whether it will have current earnings and profits. The gross amount of the distribution in excess of current and accumulated earnings and profits will be treated as a reduction in tax basis of the Common Stock and the portion in excess of the Common Stock’s tax basis will be included in income as capital gain.

     In order to determine whether the cash proceeds should be treated as received in exchange for the Common Stock or as a distribution with respect to the Common Stock, a stockholder should compare the amount of Common Stock and Series F Stock owned by the stockholder (actually and by attribution under the rules of Section 318 of the Code) before the Reverse Split with that owned by the stockholder (actually and by attribution under the rules of Section 318 of the Code) after the Reverse Split. ACCORDINGLY, STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE APPLICABLE RULES (INCLUDING THE ATTRIBUTION RULES) THAT APPLY TO THEIR CIRCUMSTANCES.

Backup Withholding

     A stockholder may be required to furnish the stockholders social security number or taxpayer identification number to the Company or the Transfer Agent. Failure to provide such information may result in backup withholding for United States federal income tax purposes.

Appraisal Rights; Escheat Laws

     No appraisal rights are available under the Delaware General Corporation Law to stockholders who dissent from a reverse stock split. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions. For example, stockholders could, if they deemed such to be applicable, take appropriate legal action against the Company and its Board, and claim that the Reverse Split was unfair to the unaffiliated stockholders, and/or that there was no justifiable or reasonable business purpose for the Reverse Split.

     The unclaimed property and escheat laws of each state provide that under circumstances defined in that state’s statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are eliminated and whose addresses are unknown to the Company, or who do not return their Common Stock certificate(s) and request payment therefore, generally will have a period of years (depending on applicable state law) from the Effective Date in which to claim the cash payment payable to them. If the Company does not have an address for the holder of record of the shares, then unclaimed cash out payments would be turned over to its state of incorporation, the state of Delaware, in accordance with its escheat laws.

Vote Necessary to Approve the Reverse Split

     The Reverse Split is subject to approval of Proposal One by the affirmative vote of the holders of a 66 2/3% majority of the outstanding voting power of the holders of Common Stock and Series F Preferred Stock (voting on a 100 to 1 basis) entitled to vote, voting together as a single class. In addition, the affirmative vote by holders of a majority of the outstanding shares of Common Stock entitled to vote, voting as a separate class, is being sought to approve the Reverse Split proposal.

Recommendation of the Board

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL APPROVING THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO ENABLE THE COMPANY TO EFFECT THE REVERSE SPLIT. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” APPROVAL OF THE REVERSE SPLIT.

Provisions for Unaffiliated Security Holders

     In connection with Proposal One above, no provision has been made to grant unaffiliated stockholders of the Company access to the corporate files of the Company or to obtain counsel or appraisal services at the expense of the Company or any other such party.

Reservation of Rights

     Although the Board requests stockholder approval of the Reverse Split proposal, the Board reserves the right to decide, in its sole discretion, to withdraw the Reverse Split proposal from the agenda of the Special Meeting prior to any stockholder vote thereon or to abandon the Reverse Split proposal after such vote and before the Effective Date even if the proposal is approved. Although the Board presently believes that the Reverse Split proposal is in the best interests of the Company and its stockholders, and thus has recommended a vote for the proposal, the Board nonetheless believes that it is prudent to recognize that, between the date of this proxy statement and the Effective Date of Reverse Split, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the proposed amendment to the Certificate of Incorporation at that time. Such factual circumstances may include, without limitation, whether the Bridge Loan and/or Operating Loan are consummated and whether certain waivers have been obtained from all holders of Series F Preferred Stock. The Board will have up to 90 days following the date of the Special Meeting to effectuate the Reverse Split by filing the Certificate of Amendment with the Delaware Secretary of State. If the Board decides to withdraw the Reverse Split proposal from the agenda of the Special Meeting, the Board will notify the stockholders of such decision promptly by mail or by announcement at the Special Meeting. If the Board decides to abandon the Reverse Split proposal after the Special Meeting and before the Effective Date, the Board will notify the stockholders of such decision promptly by mail and by means of a Form 8-K filed with the SEC.

PROPOSAL TWO: PROPOSAL TO AMEND
THE COMPANY’S CERTIFICATE OF INCORPORATION TO
AMEND THE TERMS OF THE SERIES F PREFERRED STOCK

     Our Board of Directors has approved, subject to stockholder approval, an amendment to our Certificate of Incorporation to amend the terms of the Series F Preferred Stock to provide that the transactions contemplated by the Bridge Loan will not result in an adjustment to the conversion price of the Series F Preferred Stock.

     Approval of this proposal is being sought in connection with the Bridge Loan. Although we are requesting stockholder approval of this proposal, if for any reason the Bridge Loan is not consummated, Proposal Two will not be implemented. Approval of Proposal Two is not conditioned upon approval or implementation of Proposal One.

     The text of the proposed amendment to our Certificate of Incorporation is set forth in Appendix C hereto. You should read the proposed amendment to the Certificate of Incorporation carefully.

Amendment to the Terms of the Series F Preferred Stock

     Each share of the Series F Preferred Stock is convertible at any time at the option of the holder into shares of Common Stock. The number of shares of Common Stock issuable upon conversion of a single share of Series F Preferred Stock is determined by dividing (i) $110.94, the original price per share of the Series F Preferred Stock issued in June 2001, by (ii) the conversion price in effect on the date of conversion. The conversion price currently is $0.906. As a result, each share of Series F Preferred Stock is convertible into 122.4503 shares of Common Stock, without regard to the effect of the Reverse Split proposal set forth in Proposal One. Based on the conversion formula, a reduction in the conversion price would result in an increase in the number of shares of Common Stock issuable upon conversion of each share of Series F Preferred Stock. Pursuant to the terms of the Series F Preferred Stock, in the event we issue common stock or securities convertible into common stock at a price per share less than the conversion price of the Series F Preferred Stock (i.e., at a price per share less than $0.906), the conversion price will be reduced to be equal to the price per share of the securities sold. This adjustment provision is subject to a number of exceptions, including the issuance of stock or options to employees and the issuance of stock or options in connection with certain acquisitions. It is a condition to the Bridge Loan and related Bridge Loan Warrants (as such terms are defined below) that we obtain sufficient signatories to the Voting Agreement described below to approve the amendment to our Certificate of Incorporation to specifically provide that the Bridge Loan and related Bridge Loan Warrants will not result in a reduction of the conversion price of the Series F Preferred Stock.

     In the event the Reverse Split is approved and implemented, the conversion rate for the Series F Preferred Stock will be automatically adjusted in a corresponding manner. See “PROPOSAL ONE: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK.” The approval and implementation of Proposal Two would have no additional effect in the conversion rate for the Series F Preferred Stock after consummation of the Bridge Loan.

Reasons for the Amendments; Effect of the Amendment; Voting Agreement

     The amendment to our Certificate of Incorporation described in Proposal Two is being sought in connection with the Bridge Loan. In the opinion of our Board of Directors, the amendment is advisable and in the best interests of our stockholders. If sufficient signatories to the Voting Agreement are not obtained, we may not be able to complete the Bridge Loan, which may materially adversely effect our business liquidity and ability to operate going forward.

     In order to implement the Bridge Loan and Proposal Two, the Company is discussing entering into a Voting Agreement with certain of its stockholders. Pursuant to the Voting Agreement, these stockholders would consent to the Bridge Loan and related warrant issuance, provide a conditional one-time waiver of the anti-dilution protections applicable to the Series F Preferred Stock in connection with the Bridge Loan and related warrant issuance, and agree to vote their shares of Common Stock and Series F Preferred Stock in favor of Proposal Two. The Company is discussing the Voting Agreement with      ,      and      , who beneficially own      %,      % and      %, respectively, of the Common Stock, and      %,      % and      %, respectively, of the Series F Preferred Stock, which would assure approval of Proposal Two.

Bridge Loan

     On January      , 2004, the Company entered into a Convertible Bridge Loan Agreement (the “Bridge Loan Agreement”) with      , and      , who are holders of Series F Preferred Stock (each, a “Lender,” and, collectively, the “Lenders”). The Lenders agreed to provide an unsecured bridge loan to the Company in the aggregate principal amount of $     (the “Bridge Loan”). The Bridge Loan will be evidenced by a promissory note that will bear interest at the rate of 10% per annum and will have a one-year maturity from the date of the closing of the Bridge Loan.

     In the event that the Company, prior to the maturity of the Bridge Loan, completes a new financing transaction in an amount that equals or exceeds $5 million (the “Financing Transaction”), the Lenders will have an option to convert the principal amount of the Bridge Loan and the interest accrued but unpaid thereon into shares of the same series of preferred stock issued in the Financing Transaction. Any such conversion will be made at the price per share for the preferred stock paid by the investors in the Financing Transaction. The dilutive effect of a conversion by the Lenders on the Company’s then outstanding capital stock, and the preferences, rank, and other rights of such conversion shares will depend on the terms and conditions of the Financing Transaction, which cannot be determined at this time.

     The Bridge Loan Agreement further provides that, in the event that no Financing Transaction takes place prior to the maturity date of the Bridge Loan, the Lenders will have, in addition to the right to demand payment, an option to either (a) extend the term of the Bridge Loan, or (b) convert the principal amount of the Bridge Loan and the interest accrued but unpaid thereon into a single series of preferred stock of the Company (the “Series G Preferred Stock”).      shares of the Series G Preferred Stock will be designated and authorized for issuance by the Board of Directors from the Company’s available undesignated preferred stock. The Series G Preferred Stock will rank senior to the Series F Preferred Stock as to the priority of payment of amounts distributable upon dissolution, liquidation or winding up of the Company, but will otherwise have the same powers, preferences and rights as the Series F Preferred Stock. A conversion into Series G Preferred Stock will be effected at a conversion price of $          per share of Series G Preferred Stock. In the event of a Series G Preferred Stock conversion, the Company would issue      shares of Series G Preferred Stock. The Series G Preferred Stock issued upon conversion would, if outstanding as of January      , 2004, have represented      % of all outstanding shares of the Company’s Common Stock on an as converted basis. The conversion of the Bridge Loan into Series G Preferred Stock may occur only if an adequate number of shares of undesignated preferred stock remain available at the time of such conversion. If not, the number of shares issued, their relative powers, preferences and rights, and the conversion price will be appropriately adjusted to permit the issuance of a number of shares of Series G Preferred Stock having the same economic and dilutive effect.

     In addition, the Bridge Loan Agreement provides for a grant of warrants (the “Bridge Loan Warrants”) to the Lenders to purchase, in the aggregate,      shares of Series G Preferred Stock. The Bridge Loan Warrants will be exercisable at a price of $.01 per share of Series G Preferred Stock. The Bridge Loan Warrants may be exercised, in whole or in part, from time to time and at any time prior to the seventh anniversary of the closing of the Bridge Loan, and will be subject to standard anti-dilution protection provisions. The shares of Series G Preferred Stock subject to the Bridge Loan Warrants would have represented, as of January      , 2004, approximately      % of all outstanding shares of the Company’s Common Stock on an as converted basis.

     The Bridge Loan Agreement contains customary representations and warranties of the Company and each of the Lenders. The obligation of the Lenders to provide the Bridge Loan is subject to the satisfaction or waiver of a limited number of closing conditions. In the event a Financing Transaction is not consummated prior to the maturity date of the Bridge Loan, the Company plans to repay the principal amount of the Bridge Loan and the interest accrued thereon out of working capital or to seek alternative financing.

Required Vote to Approve Proposal Two

     The approval of the amendment to the Company’s Certificate of Incorporation to amend the terms of the Series F Preferred Stock is subject to the approval by the affirmative vote of the holders of a 66 2/3% majority of the outstanding voting power of the holders of Common Stock and Series F Preferred Stock (voting on a 100 to 1 basis) entitled to vote, voting together as a single class. Our executive officers and directors beneficially own an aggregate of approximately 21.8 million shares of Common Stock on a fully diluted basis and 127,870 shares of Series F Preferred Stock. Such beneficial ownership amounts include shares beneficially owned by HarbourVest, ABN AMRO and Gateway, all of which have representatives on the Board. The Company has been advised that its executive officers and directors, as well as HarbourVest, ABN AMRO and Gateway intend to vote in favor of Proposal Two. Based on the number of outstanding shares of Common Stock and Series F Preferred Stock held directly or indirectly as of December 31, 2003 by the Company’s executive officers and directors (including the shares held by HarbourVest, ABN AMRO and Gateway), such shares constitute approximately 15.4% of the total votes expected to be cast at the Special Meeting. See “SUMMARY TERM SHEET FOR REVERSE STOCK SPLIT — Required Vote to Approve the Reverse Stock Split.”

     Although the Board requests stockholder approval of Proposal Two, the Board reserves the right to decide, in its sole discretion, to withdraw the proposal from the agenda of the Special Meeting prior to any stockholder vote thereon or to abandon the proposal after such vote and before the effectiveness of the filing of the Certificate of Amendment to the Certificate of Incorporation to effect the proposed amendment.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     The Common Stock is traded on the OTC Bulletin Board under the symbol “DALN.OB.” Prior to December 31, 2002, the Common Stock was listed for quotation on The Nasdaq Stock Market under the symbol “DALN.”

     The following table sets forth the high and low closing sales prices per share of the Common Stock as reported by the Nasdaq National Market, the Nasdaq SmallCap Market, or the OTC Bulletin Board, as applicable, for the periods indicated.

2004	High	Low

First Quarter (through January 27, 2004)	$0.35	$0.22

2003	High	Low

First Quarter Ended March 31, 2003	$0.13	$0.06
Second Quarter Ended June 30, 2003	$0.14	$0.07
Third Quarter Ended September 30, 2003	$0.27	$0.10
Fourth Quarter Ended December 31, 2003	$0.38	$0.18

2002	High	Low

First Quarter Ended March 31, 2002	$0.45	$0.17
Second Quarter Ended June 30, 2002	$0.24	$0.13
Third Quarter Ended September 30, 2002	$0.17	$0.11
Fourth Quarter Ended December 31, 2002	$0.25	$0.08

     Since becoming a public company in 1999, we have not paid any cash dividends to our stockholders, and we do not presently anticipate the payment of cash dividends in the foreseeable future.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the amount and percent of shares of Common Stock and Series F Preferred Stock as a class that, as of December 31, 2003, are deemed under the rules of the SEC to be “beneficially owned” by (i) any person or “group” (as that term is used in the Exchange Act) known to us as of that date to be a “beneficial owner” of more than 5% of the outstanding shares of Common Stock of the Company, (ii) each of our named executive officers and directors, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, the holders of all shares shown in the table have sole voting and investment power with respect to such shares. As of December 31, 2003, there were 46,429,163 shares of Common Stock and 453,322 shares of Series F Preferred Stock issued and outstanding.

				Series F
	Common Stock			Preferred Stock
	Beneficially Owned			Beneficially Owned

	Number		Percentage	Number		Percentage
	of		of	of		of
Name of Beneficial Owner (1)	Shares		Class(2)	Shares		Class(3)

Behrman Capital II L.P. (4)	59,093,619	(5)	70.20%	220,596		48.66%
Strategic Entrepreneur Fund II, L.P. (4)	793,767	(6)	1.69%	2,992		*
HarbourVest Partners V – Direct Fund L.P. (7)	3,818,063		8.22%	—		—
HarbourVest Partners VI – Direct Fund L.P. (7)	15,452,616	(8)	24.97%	126,195	(9)	27.82%
SAIC Venture Capital Corporation (10)	13,836,046	(11)	23.85%	94,646	(12)	19.70%
St. Paul Venture Capital IV, L.L.C. (13)	795,566		1.71%	—		—
St. Paul Venture Capital Affiliates Fund I, L.L.C. (13)	22,497		*	—		—
St. Paul Venture Capital VI, LLC (13)	3,090,523	(14)	6.24%	25,239	(15)	5.48%
ABS Ventures IV, L.P.(16)	3,180,967	(17)	6.50%	20,633	(18)	4.49%
ABX Fund, L.P. (16)	564,006	(19)	1.20%	4,606	(20)	1.01%
NorthBay Opportunities, L.P. (21)	2,317,862	(22)	4.82%	13,304	(23)	2.90%
NorthBay International Opportunities, Ltd. (21)	772,662	(24)	1.64%	4,435	(25)	*
James Daleen	574,398	(26)	1.22%	—		—
Gordon Quick (27)	—		—	—		—
Jeanne Prayther	185,431	(28)	*	—		—
David McTarnaghan	261,758	(29)	*	—		—
Ofer Nemirovsky	19,270,679	(30)	31.14%	126,195	(31)	27.82%
Daniel J. Foreman	886,677	(32)	1.91%	—		—
Dennis Sisco (33)	—		—	—		—
Stephen J. Getsy	134,723	(34)	*	—		—
John S. McCarthy	441,512	(35)	*	1,675	(36)	*
All directors and executive officers as a group (10 persons)	21,755,178	(37)	34.42%	127,870	(38)	28.21%

*	Less than 1% of the outstanding Common Stock or Series F Preferred Stock.

(1)	Except as set forth herein, the street address of each named beneficial owner is c/o Daleen Technologies, Inc., 902 Clint Moore Road, Suite 230, Boca Raton, Florida 33487.

(2)	For purposes of calculating the percentage beneficially owned, the number of shares of Common Stock deemed outstanding includes (i) 46,429,163 shares of Common Stock outstanding as of December 31, 2003, (ii) shares of Common Stock issuable by us pursuant to options or warrants held by the respective person or group which may be exercised within 60 days following December 31, 2003 (“Presently Exercisable Options”), and (iii) shares of Common Stock issuable by us upon conversion of shares of Series F Preferred Stock held by the respective person or group, including shares of Series F Preferred Stock issuable upon exercise of warrants (“Series F warrants”) held by such person or group. The Common Stock warrants, shares of Series F Preferred Stock, Series F warrants and the Presently Exercisable Options are considered to be outstanding and to be beneficially owned by the person or group holding such warrant and options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group based on a conversion rate at December 31, 2003 of 122.4503 shares of Common Stock for each share of Series F Preferred Stock converted. The number of shares of Common Stock deemed outstanding includes (i) warrants to purchase 11,332,138 shares of Common Stock at an exercise price of $0.9060 per share, (ii) warrants to purchase 500,000 shares of Common Stock at an exercise price of $0.17 per share and (iii) warrants to purchase 250,000 shares of Common Stock at an exercise price of $0.17 per share.

(3)	For purposes of calculating the percentage beneficially owned, the number of shares of Series F Preferred Stock deemed outstanding includes (i) 453,322 shares of Series F Preferred Stock outstanding on December 31, 2003, and (ii) shares of Series F Preferred Stock issuable by us upon exercise of Series F warrants held by the respective person or group. The shares of Series F Preferred Stock issuable upon exercise of Series F warrants are considered to be outstanding and to be beneficially owned by the person or group holding such warrant for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(4)	Based solely on information filed with the Commission on Schedule 13D (Amend. No. 1) (the “Behrman 13D”) on December 20, 2002, Behrman Brothers, L.L.C. (“Behrman Brothers”), the general partner of Behrman Capital II L.P. (“Behrman Capital”) and Messrs. Grant G. Behrman and William M. Matthes, managing members of Behrman Brothers, may be deemed to share beneficial ownership with Behrman Capital, with respect to the Company’s securities registered in the name of Behrman Capital. Mr. Behrman, the general partner of Strategic Entrepreneur Fund II, L.P. (“SEF”) and Mr. Matthes may be deemed to share beneficial ownership with SEF, with respect to the Company’s securities registered in the name of SEF. Amounts reported for Behrman Capital and SEF are based on the Behrman 13D, except that such amounts include (i) 1,125,370 shares of Common Stock and 11,413 shares of Series F Preferred Stock convertible into 1,397,525 shares of Common Stock registered in the name of Behrman Capital, and (ii) 15,259 shares of Common Stock and 155 shares of Series F Preferred Stock convertible into 18,980 shares of Common Stock registered in the name of SEF, which are presently entitled to be voted even though currently held in escrow,. and include warrants registered in the name of: (i) Behrman Capital, to purchase (A) 493,311 shares of Common Stock at an exercise price $0.17 per share and (B) 10,245,808 shares of Common Stock at an exercise price of $.9060 per share and (ii) SEF, to purchase (A) 6,689 shares of Common Stock at an exercise price of $0.17 per share and (B) 131,328 shares of Common Stock at an exercise price of $0.9060 per share, net of warrants held in escrow. The address of each of the reporting persons is 126 East 56th Street, 27th Floor, New York, NY 10022.

(5)	The shares include 27,012,046 shares of Common Stock issuable upon the conversion of 220,596 shares of Series F Preferred Stock.

(6)	The shares include 366,371 shares of Common Stock issuable upon the conversion of 2,992 shares of Series F Preferred Stock.

(7)	Based solely on information filed with the Commission on Schedule 13D (Amend. No. 3) (the “HarbourVest 13D”) on January 3, 2003, HarbourVest Partners, LLC (“HarbourVest”) is the sole managing member of HVP V — Direct Associates LLC (“Associates V”) and HVP VI — Direct Associates LLC (“Associates VI”), the sole general partners of HarbourVest Partners V — Direct Fund L.P. (“Fund V”) and HarbourVest Partners VI — Direct Fund L.P. (“Fund VI”), respectively, and Messrs. D. Brooks Zug and Edward W. Kane are the managing members of HarbourVest. HarbourVest, as the sole managing member of Associates V and Associates VI, and Messrs. Zug and Kane, as the managing members of HarbourVest, may each be deemed to beneficially own all of the Company’s securities registered in the name of Fund V and Fund VI. Messrs. Kane and Zug disclaim beneficial ownership of such securities, except to the extent of their pecuniary interest therein. Associates V, as the sole general partner of Fund V, and Fund V as the record owner, may each be deemed to beneficially own all of the Company’s securities registered in the name of Fund V, and Associates VI, as the sole general partner of Fund VI, and Fund VI as the record owner, may each be deemed to beneficially own all of the Company’s securities registered in the name of Fund VI. The address of each of the reporting persons is One Financial Center, 44th Floor, Boston, MA 02111.

(8)	Based on the HarbourVest 13D, the shares include (i) 11,037,548 shares of Common Stock issuable upon the conversion of 90,139 shares of Series F Preferred Stock and (ii) 4,415,068 shares of Common Stock issuable upon conversion of 36,056 shares of Series F Preferred Stock that may be acquired by Fund VI upon exercise of Series F warrants.

(9)	Based on the HarbourVest 13D, the shares include 36,056 shares of Series F Preferred Stock issuable upon exercise of Series F warrants held by Fund VI.

(10)	Based solely on information filed with the Commission on schedule 13D (Amend. No. 2) (the “SVCC 13D”) on February 7, 2003, SAIC Venture Capital Corporation (“SVCC”) is a wholly-owned subsidiary of Science Applications International Corporation (‘SAIC”). SVCC and SAIC may each be deemed to beneficially own all of the Company’s securities registered in the name of SVCC. The address of SVCC is 3993 Howard Hughes Parkway, Suite 570, Las Vegas, NV 89109 and the address of SAIC is 10260 Campus Point Drive, San Diego, CA 92121.

(11)	Based on the SVCC 13D, the shares include (i) 8,278,130 shares of Common Stock issuable upon conversion of 67,604 shares of Series F Preferred Stock and (ii) 3,311,301 shares of Common Stock issuable upon conversion 27,042 shares of Series F Preferred Stock that may be acquired by SVCC upon exercise of Series F warrants.

(12)	Based on the SVCC 13D, the shares include 27,042 shares of Series F Preferred Stock issuable upon exercise of Series F warrants held by SVCC.

(13)	Based solely on information filed with the Commission on Schedule 13G (Amend. No. 1) (the “St. Paul 13G”) on January 23, 2002, St. Paul Fire and Marine Insurance Company (“SPFM”) owns 99% of St. Paul Venture Capital IV, LLC (“SPVC IV”) and St. Paul Venture Capital VI, LLC (“SPVC VI”). SPFM is a wholly-owned subsidiary of The St. Paul Companies, Inc. (“The St. Paul”). The St. Paul owns 79% of St. Paul Venture Capital, Inc., the manager of St. Paul Venture Capital Affiliates Fund I, LLC (“Affiliates”). The St. Paul may be deemed to beneficially own the shares held by SPVC IV, SPVC VI and Affiliates and SPFM may be deemed to beneficially own the shares held by SPVC IV and SPVC VI. The address of each of the reporting persons is 385 Washington St., St. Paul, MN 55102.

(14)	Based on the St. Paul 13G, the shares include (i) 2,207,534 shares of Common Stock issuable upon the conversion of 18,028 shares of Series F Preferred Stock and (ii) 882,989 shares of Common Stock issuable upon conversion of 7,211 shares of Series F Preferred Stock that may be acquired by SPVC VI upon exercise of Series F warrants.

(15)	Based on the St. Paul 13G, the shares include 7,211 shares of Series F Preferred Stock issuable upon exercise of Series F warrants held by SPVC VI.

(16)	ABS Ventures IV, L.P. (“ABS”) and ABX Fund, L.P. (“ABX”) may be deemed to be under common control. Bruns Grayson and Philip Bleche are the managing members of the respective general partner to each ABS and ABX and control the investment and voting power of each of ABS and ABX. The street address of the named beneficial owners is 1 South Street Suite 2150 Baltimore, MD 21202-3220.

(17)	The shares include (i) 1,804,763 shares of Common Stock issuable upon conversion of 14,738 shares of Series F Preferred Stock and (ii) 721,845 shares of Common Stock issuable upon conversion of 5,895 shares of Series F Preferred Stock that may be acquired by ABS upon exercise of Series F warrants.

(18)	The shares include 5,895 shares of Series F Preferred Stock issuable upon exercise of Series F warrants held by ABS.
(19)	The shares include (i) 402,861 shares of Common Stock issuable upon the conversion of 3,290 shares of Series F Preferred Stock and (ii) 161,145 shares of Common Stock issuable upon conversion of 1,316 shares of Series F Preferred Stock that may be acquired by ABX upon exercise of Series F warrants.

(20)	The shares include 1,316 shares of Series F Preferred Stock issuable upon exercise of Series F warrants held by ABX.

(21)	The sole general partner of NorthBay Opportunities, L.P., a Delaware limited partnership, is BayStar Management, LLC. The Investment Manager of NorthBay International Opportunities, Ltd., a British Virgin Islands corporation, is BayStar International Management, LLC. Both BayStar Management, LLC and Baystar International Management, LLC are owned equally by NorthBay Partners, LLC a Wisconsin limited liability company and MarinView Capital, LLC, a Delaware limited liability company. Michael Roth and Brian Stark share the investment and voting power of NorthBay Opportunities, L.P. and NorthBay International Opportunities Ltd. The street address of the named beneficial owner is 1500 W. Market Street, Suite 200, Mequon, WI 53092.

(22)	The shares include (i) 966,868 shares of Common Stock issuable upon the conversion of 7,896 shares of Series F Preferred Stock and (ii) 662,211 shares of Common Stock issuable upon conversion of 5,408 shares of Series F Preferred Stock that may be acquired by NorthBay Opportunities, L.P. upon exercise of Series F warrants.

(23)	The shares include 5,408 shares of Series F Preferred Stock issuable upon exercise of Series F warrants held by NorthBay Opportunities, L.P.
(24)	The shares include (i) 322,289 shares of Common Stock issuable upon the conversion of 2,632 shares of Series F Preferred Stock and (ii) 220,778 shares of Common Stock issuable upon conversion of 1,803 shares of Series F Preferred Stock that may be acquired by NorthBay International Opportunities, Ltd. upon exercise of Series F warrants.

(25)	The shares include 1,803 shares of Series F Preferred Stock issuable upon exercise of Series F warrants held by NorthBay International Opportunities, Ltd.

(26)	The shares include 524,374 shares issuable upon exercise of Presently Exercisable Options, 48,220 shares held by the James Daleen Irrevocable Trust and 1,804 shares held by Mr. Daleen’s wife. Mr. Daleen disclaims beneficial ownership of the shares held by the trust and his wife.

(27)	Mr. Quick commenced employment with the Company on December 20, 2002 and beneficially owned no shares as of December 31, 2003.

(28)	The shares include 173,960 shares issuable upon exercise of Presently Exercisable Options.

(29)	The shares include 259,758 shares issuable upon exercise of Presently Exercisable Options.

(30)	The shares include (i) 3,818,063 shares of Common Stock owned by HarbourVest Partners V – Direct Fund L.P. (“Fund V”), (ii) 11,037,548 shares of Common Stock issuable upon the conversion of 90,139 shares of Series F Preferred Stock held by HarbourVest Partners VI – Direct Fund L.P., (“Fund VI”) and (iii) 4,415,068 shares of Common Stock issuable upon conversion of 36,056 shares of Series F Preferred Stock that may be acquired upon exercise of Series F warrants held by Fund VI. Mr. Nemirovsky is a managing director of HarbourVest Partners LLC and a member of HVP V — Direct Associates LLC and HVP VI — Direct Associates LLC, the general partners of Fund V and Fund VI, respectively, and therefore may be deemed to share beneficial ownership of the Common Stock held by Fund V and Fund VI. Mr. Nemirovsky disclaims beneficial ownership of these shares.

(31)	The shares include (i) 90,139 shares of Series F Preferred Stock held by Fund VI and (ii) 36,056 shares of Series F Preferred Stock issuable upon exercise of Series F warrants held by Fund VI. Mr. Nemirovsky disclaims beneficial ownership of these shares.

(32)	The shares include 620,669 shares of Common Stock held by ABN AMRO Inc., 224,614 shares of Common Stock held by I Eagle Trust and 41,394 shares of Common Stock held by Burnham Capital, LLC. I Eagle Trust and Burnham Capital, LLC are affiliates of ABN AMRO Inc. Mr. Foreman, a director of the Company, is a managing director of ABN AMRO Inc. and therefore may be considered to share beneficial ownership of these shares. Mr. Foreman disclaims ownership of these shares.

(33)	Mr. Sisco is a partner of Behrman Capital, an investment firm that manages Behrman Capital II L.P. Mr. Sisco does not have beneficial ownership in the Company’s securities held by Behrman Capital II L.P. or Strategic Entrepreneur Fund II, L.P.

(34)	The shares include 50,973 shares of Common Stock held by the Stephen Getsy Living Trust. Also includes 83,750 shares of Common Stock issuable upon exercise of Presently Exercisable Options.

(35)	The shares include (i) 143,461 shares of Common Stock held by Gateway Partners, L.P. (“Gateway”), (ii) 21,683 shares of Common Stock held by Mr. McCarthy, (iii) 178,165 shares of Common Stock issuable upon the conversion of 1,455 shares of Series F Preferred Stock held by Gateway and (iv) 26,939 shares of Common Stock issuable upon the conversion of 220 shares of Series F Preferred Stock held by Mr. McCarthy. Mr. McCarthy is a managing general partner of Gateway and may be deemed to share beneficial ownership of Common Stock held by Gateway. Mr. McCarthy disclaims beneficial ownership of the shares held by Gateway. The shares include (i) warrants to purchase an aggregate of 71,264 shares held by Gateway, and (ii) warrants to purchase an aggregate of 10,771 shares held by Mr. McCarthy. The warrants have an exercise price of $0.9060 per share.

(36)	The shares include (i) 1,455 shares of Series F Preferred Stock held by Gateway and (ii) 220 shares of Series F Preferred Stock held by Mr. McCarthy. Mr. McCarthy disclaims beneficial ownership of the shares held by Gateway.

(37)	The shares include (i) 11,242,652 shares of Common Stock issuable upon the conversion of 91,814 shares of Series F Preferred Stock, (ii) 4,415,068 shares of Common Stock issuable upon the conversion of 36,056 shares of Series F Preferred Stock that may be acquired upon exercise of Series F Warrants, and (iii) 1,041,842 shares issuable upon exercise of Presently Exercisable Options. Amount includes an aggregate of 20,529,006 shares for which beneficial ownership is disclaimed. See the footnotes above for further explanation of these securities.

(38)	The shares include 36,056 shares of Series F Preferred Stock that may be acquired upon exercise of Series F warrants. Amount includes an aggregate of 127,650 shares for which beneficial ownership has been disclaimed (see footnotes 31 and 35).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition of Abiliti Solutions, Inc. and 2002 Private Placement of Series F Preferred Stock

     On December 20, 2002, a wholly-owned subsidiary of the Company acquired (the “Asset Acquisition”) substantially all of the assets and assumed certain liabilities of Abiliti. As consideration for the Asset Acquisition, the Company issued to Abiliti 11,406,284 shares of the Company’s Common Stock, 115,681 shares of the Company’s Series F Preferred Stock, and warrants to purchase 5,666,069 additional shares of Common Stock at an exercise price of $0.906 per share.

     Concurrently with the Asset Acquisition, the Company completed a private placement (the “2002 Private Placement”) of 10,992,136 shares of Common Stock, 115,681 shares of Series F Preferred Stock, warrants to purchase 5,666,069 additional shares of Common Stock at an exercise price of $0.906 per share and warrants to purchase 500,000 additional shares of Common Stock at an exercise price of $0.17 per share, for a cash proceeds to the Company of approximately $5.015 million in cash. The purchasers in the 2002 Private Placement were Behrman Capital II L.P. and Strategic Entrepreneur Fund II, L.P. (collectively, the “Behrman Funds”), which were related entities and stakeholders of Abiliti. The Behrman Funds beneficially owned approximately 71.1% of the Common Stock as of December 31, 2003 on a fully diluted basis.

     Effective upon the consummation of the 2002 Private Placement, Mr. Paul Cataford resigned from, and Mr. Gordon Quick, former President and Chief Executive Officer of Abiliti, Dennis F. Sisco and John S. McCarthy were appointed to the board of directors of the Company. In connection with the 2002 Private Placement, the Company agreed to cause the nomination of two directors designated by the Behrman Funds and one director designated by HarbourVest Partners V—Direct Fund L.P. and HarbourVest Partners VI—Direct Fund L.P. (collectively, “HarbourVest”). HarbourVest beneficially owned approximately 31.4% of the Company’s Common Stock as of December 31, 2003. Pursuant to a Supplemental Voting Agreement (the “Supplemental Voting Agreement”) entered into by the Behrman Funds, HarbourVest and Abiliti, dated October 7, 2002, each of the parties thereto agreed to vote their shares of the Company’s Common Stock and Series F Preferred Stock at the 2003 Annual Meeting for the directors designated by the Behrman Funds and HarbourVest as described above. At the 2003 Annual Meeting, Messrs. Dennis G. Sisco and John S. McCarthy, the Behrman Funds’ designees, and Mr. Ofer Nemirovsky, HarbourVest’s designee, were elected as directors of the Company. The Supplemental Voting Agreement terminated as of the 2003 Annual Meeting.

     In connection with the 2002 Private Placement, the Company entered into a registration rights agreement with the Behrman Funds, pursuant to which the Company agreed to file up to three registration statements at any time after the later of November 8, 2002 and the closing of the Asset Acquisition and the 2002 Private Placement upon the demand of holders of more than a majority of, and covering, the following (i) the Common Stock issuable upon conversion of the Series F Preferred Stock issued in each of the Asset Acquisition and the 2002 Private Placement, (ii) the Common Stock issued in the Asset Acquisition and the 2002 Private Placement, and (iii) the Common Stock issuable upon exercise of the warrants issued in the Asset Acquisition and the 2002 Private Placement.

     In connection with the Asset Acquisition and the 2002 Private Placement, the Company paid a fee in the amount of $650,000 to Behrman Brothers L.P., an entity under common control with the Behrman Funds. The Company also reimbursed the Behrman Funds $25,000 for costs and expenses incurred relating to the Asset Acquisition and the 2002 Private Placement.

     In connection with the Asset Acquisition and the 2002 Private Placement, the Company entered into a number of employment agreements and/or amendments to the already existing employment agreements with certain of the Company’s executive officers. Mr. Gordon Quick’s employment agreement became effective as of December 20, 2002. The agreement provides for an initial term of three years, with automatic one-year extensions, a $350,000 base salary, a performance-based bonus at an annual target of 50% of his then current base salary, compensation under the Company’s Long-Term Incentive Compensation Plan (“LTIP”), and certain other benefits.

     The Company entered into an amended and restated employment agreement with Mr. James Daleen, current Chairman of the Company, and former President and Chief Executive Officer, dated September 20, 2002. Pursuant to the agreement, upon completion of the Asset Acquisition and the 2002 Private Placement and termination of Mr. Daleen’s employment in connection therewith, Mr. Daleen is entitled to certain severance benefits, including (i) a lump sum payment of $328,900 paid on the separation date, and (ii) an additional payment of $328,900 to be paid in equal installments over a period of 24 months, with the first payment on the first day of the thirteenth month following the date of Mr. Daleen’s termination. The Company also entered into a consulting agreement with Mr. Daleen, effective upon the termination of the amended and restated employment agreement described above, pursuant to which Mr. Daleen, for a period of six months, assisted the Company in the strategic initiatives and other services as directed by the new chief executive officer and the board of directors. As consideration, the Company paid Mr. Daleen $13,500 per month and reimbursed him for several expenses. In addition, Mr. Daleen is eligible to receive a participation percentage in the Company’s LTIP and 7.5% of the bonus pool upon a payout event, subject to vesting requirements.

     The Company also entered into an amendment of the employment agreement with Ms. Jeanne Prayther, the Company’s Chief Financial Officer, effective upon consummation of the Asset Acquisition and the 2002 Private Placement. The amendment altered certain terms of the original employment agreement with Ms. Prayther, including vacation and severance benefits, increased target bonus eligibility to 35% of the then-current base salary, and entitles Ms. Prayther to participate in the Company’s LTIP.

     The Company entered into an amendment of the employment agreement with Mr. David J. McTarnaghan, the Company’s senior vice president of global sales, which became effective upon consummation of the Asset Acquisition and the 2002 Private Placement. The amendment altered certain terms of the original employment with Mr. McTarnaghan, including vacation and severance benefits, and entitles Mr. McTarnaghan to participate in the Company’s LTIP.

Certain Other Related Party Transactions

     SAIC Venture Capital Corporation, a wholly-owned subsidiary of SAIC, is a significant stockholder of the Company. The Company derived $     in 2003 in revenue from SAIC pursuant to a license and services agreement between SAIC and the Company. In addition, SAIC owns 48.4% of all voting stock of Danet, Inc. (“Danet”), 100% of the voting stock of Telcordia Technologies, Inc. (“Telcordia”), and 60% of the stock of Intesacol (“Intesa”). Danet is a customer, a distributor of our products, and a service provider. Revenue related to Danet for the year ended December 31, 2003 was less than one percent of total revenue. We paid $     to Danet in 2003. We have a strategic alliance relationship and an OEM license agreement and services agreement with Telcordia. Revenue related to Telcordia in 2003 was $     . We have a services agreement with Intesa. We paid $      to Intesa in 2003.

     In January 2001, we loaned Mr. James Daleen, our then Chairman and Chief Executive Officer, and currently a member of our Board of Directors, and his wholly owned limited partnership (the “Makers”) an amount of $1,237,823. The loan bore interest at a rate of 8.75% per annum. The principal was payable in full January 31, 2006 with interest payable annually on January 31st. The loan was secured by 901,945 shares of the Company’s Common Stock, and was non-recourse to the Makers except to the extent of 901,945 shares held as collateral. On January 31, 2002, an interest payment of $119,871 was due and payable. The interest payment was not made and as a result the loan was in default. Pursuant to the terms of the loan, the Company gave notice of default. On September 11, 2002, the Makers surrendered the Common Stock held as collateral for the loan to the Company and the loan was deemed satisfied.

     We entered into a consulting agreement with Mr. Daleen effective December 31, 2002. The agreement expired on June 30, 2003. Mr. Daleen was paid $13,500 per month and reimbursement of expenses. He is also eligible to participate in the Company’s Long-Term Incentive Compensation Plan at a participation percentage of 7.5%.

Certain Interests of Directors and Executive Officers in the Reverse Split

     The Chairman of the Special Committee of the Board of Directors received $750 and the two other members of the Special Committed received $500 each for their attendance at the January 27, 2004 Special Committee meeting.

     Our executive officers and directors now beneficially own in the aggregate approximately 34.4% of the Common Stock and will own approximately 34.8% of the Common Stock after the Reverse Split (including shares held by HarbourVest, ABN AMRO and Gateway).

     Except as otherwise set forth herein, no executive officer or director has an interest (directly or indirectly) in the Reverse Split.

OTHER INFORMATION

Incorporation by Reference

     We are permitted to “incorporate by reference” certain documents and information into this proxy statement. This means that we are referring you to information that we have filed separately with the SEC. The information incorporated by reference should be considered part of this proxy statement, except for any information superceded by information contained directly in this proxy statement. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (File No. 0-27491) are incorporated by reference into this proxy statement. Copies of these reports are enclosed with this proxy statement.

Independent Accountants

     Our consolidated financial statements as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002, which are included in our Annual Report on Form 10-K for the year ended December 31, 2002 distributed together with this proxy statement, have been audited by KPMG LLP, independent accountants, as stated in their report incorporated by reference herein, which contains an explanatory paragraph that states that the Company’s recurring losses from operations and accumulated deficit of $210.9 million at December 31, 2002, raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

     We anticipate that a representative of KPMG LLP will attend the Special Meeting.

Where You Can Find More Information

     The proposed Reverse Split will result in a “going private” transaction subject to Rule 13e-3 of the Exchange Act. The Company has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Reverse Split. The Schedule 13E-3 contains additional information about the Company. Copies of the Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference therein, are available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested stockholder of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Daleen Technologies, Inc., 902 Clint Moore Road, Suite 230, Boca Raton, Florida 33487.

     The Company is currently subject to the information requirements of the Exchange Act and in accordance therewith files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. Copies of such reports, proxy statements and other information, including the Schedule 13E-3, may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. For further information concerning the SEC’s public reference rooms, you may call the SEC at 1-800-SEC-0330. In addition, such reports, proxy statements and other information are available from the SEC’s Internet Website at http://www.sec.gov.

     This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make a proxy solicitation in that jurisdiction. You should rely only on the information contained in this proxy statement to vote your shares at our Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated      , 2004. You should not assume the information contained in this proxy statement is accurate as of any date other than that date.

Information About Annual Meeting Stockholder Proposals

     You may submit a proposal for consideration at future stockholder meetings, including director nominations. Under Rules 14a-8 of the Securities Exchange Act of 1934, proposals of stockholders intended to be presented at the 2004 annual meeting of stockholders must have been received no later than December 30, 2003 to be eligible for inclusion in our proxy materials for that meeting. Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in such rules are met. In addition, the Company’s Certificate of Incorporation provides that in order for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must deliver timely notice thereof. To be timely, a stockholder’s notice of any proposal or nomination must be delivered to the Corporate Secretary of the Company not less then 90 days and not more than 120 days in advance of the first anniversary of the preceding annual meeting of stockholders which, in the case of the 2004 annual meeting of stockholders, would be no earlier than February 11, 2004 and no later than March 12, 2004. If the Reverse Split is approved and implemented, the Company will have an annual meeting in 2004, but such meeting will not be in accordance with the Exchange Act proxy rules.

Other Matters

     As of the date of this proxy statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Special Meeting. If any other matter or matters are properly brought before the Special Meeting or any adjournment thereof, the persons named in the accompanying proxy will have discretionary authority to vote or otherwise act, with respect to such matters in accordance with their judgment.

By Order of the Board of Directors,

Jeanne Prayther Corporate Secretary

Boca Raton, FL __________, 2004

APPENDIX A

FORM OF

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DALEEN TECHNOLOGIES, INC.

* * * *

     Daleen Technologies, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

     FIRST: The Board of Directors of the Corporation, at a meeting duly called and held, duly adopted resolutions: (a) proposing and declaring advisable the amendment to the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Corporation’s Common Stock, par value $0.01 per share (the “Common Stock”), effective as of      , 2004 (the “Effective Date”), pursuant to which holders of record of Common Stock at the closing of business on the Effective Date shall be issued new shares of the Corporation’s Common Stock, representing the shares of Common Stock held by such stockholders on such Effective Date, at the rate of one (1) share of new Common Stock for each 500 shares of existing Common Stock held on the Effective Date, (b) declaring that said amendment be advisable and in the best interests of the Corporation and its stockholders, (c) directing that such amendment be submitted to the stockholders of the Corporation for consideration, action and approval and (d) authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor.

     SECOND: Article FOURTH of the Certificate of Incorporation is hereby amended by adding the following paragraph after the first paragraph of such Article FOURTH:

“Upon the Effective Date of this Certificate of Amendment, each 500 shares of Common Stock issued and outstanding on the Effective Date (the “Old Common Stock”) shall be converted into one (1) share of Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below. A holder of such 500 shares shall be entitled to receive, upon surrender of a stock certificate or stock certificates representing such Old Common Stock (the “Old Certificates,” whether one or more) to the Corporation for cancellation, a certificate or certificates (the “New Certificates,” whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. No certificates representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Corporation. In lieu of such fractional shares, each holder of Common Stock who or that would otherwise have been entitled to a fraction of a share of such Common Stock upon surrender of such holder’s Old Certificates will be entitled to receive a cash payment equal to the result obtained by multiplying (a) the fraction of a share to which such holder would otherwise have been entitled (expressed as a decimal fraction between 0 and 1.0) and (b) $.30. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation that such taxes are not payable. From and after the Effective Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.”

     THIRD: Holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding stock of the Corporation entitled to vote on the reverse stock split and a majority of the outstanding Common Stock, acting at the special meeting of stockholders of the Corporation held on      , 2004, at which quorum was present in accordance with the Delaware General Corporation Law, duly approved the aforesaid amendment to the Certificate of Incorporation.

     FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     FIFTH: The capital of the Corporation shall not be reduced under or by reason of said amendment.

     SIXTH: This Certificate of Amendment to the Certificate of Incorporation shall become effective upon filing with the Delaware Secretary of State pursuant to Section 103(d) of the Delaware General Corporation Law.

[Remainder of page intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, Daleen Technologies, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by Gordon Quick, its President and Chief Executive Officer, on      , 2004.

DALEEN TECHNOLOGIES, INC.

By: ___________________________
Name: Gordon Quick
Title: President and Chief Executive Officer

APPENDIX B

[MANN FRANKFORT STEIN & LIPP LOGO]

Houston
12 Greenway Plaza / 8th Floor
Houston, Texas 77046-1291
(713) 960-1706
FAX: (713) 960-9549

The Woodlands
(281) 364-0245

Dallas
(214) 999-4490

(800) 949-1706
www.mfslhou.com
www.centerpriseadvisors.com

January 27, 2004

The Special Committee of the Board of Directors
Daleen Technologies, Inc.
902 Clint Moore Road, Suite 230
Boca Raton, FL 33487

Gentlemen:

We understand that Daleen Technologies, Inc. (the “Company") has proposed a reverse stock split of its common stock, par value $0.01 per share (the “Common Stock"), pursuant to which each holder of Common Stock will receive one share of new Common Stock for every 500 shares of Common Stock held by it plus cash in lieu of fractional shares of Common Stock at a rate of $0.30 per share on a pre-split basis (the “Transaction").

You have requested our opinion, from a financial point of view, as to whether the holders of the Common Stock of the Company will receive fair value for the fractions of shares to which they are entitled in connection with the proposed Transaction.

We have been engaged by the Company solely for the purposes of rendering the opinion set forth herein and that we have not at any time acted as the Company’s auditors or otherwise been engaged to review the Company’s financial affairs, nor have we participated in, or rendered advice concerning, the planning, structuring or negotiation of the Transaction.

In connection with the opinion set forth herein, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed the draft resolutions to be adopted by the Company’s Board of Directors in connection with the Transaction and the draft Certificate of Amendment of the Company’s Certificate of Incorporation to effect the Transaction;

2.	reviewed a draft of the proxy statement dated January 26, 2004;

3.	reviewed the Company’s Form 10-K for the fiscal years ending December 31, 1998 through 2002, its Form 10-Q for the period ending September 30, 2003, and Company-prepared internal preliminary unaudited financial statements for the fiscal year ending December 31, 2003;

The Special Committee of the Board of Directors
January 27, 2004

4.	met with certain members of the senior management of the Company to discuss the past and current business operations, financial condition, future prospects and projected operations and performance of the Company as well as prevailing trends in the Company’s industry, and met with representatives of the Company’s investment bankers and legal counsel to discuss certain matters;

5.	visited the Company’s headquarters and business offices located in Boca Raton, Florida;

6.	reviewed budgets and forecasts prepared by the Company’s management with respect to the Company for the fiscal year ended December 31, 2004;

7.	reviewed certain internal financial analyses prepared by the Company and its management;

8.	reviewed historical market prices and trading volume for the Company’s publicly traded securities;

9.	reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company; and

10.	conducted such other financial studies, analyses and inquiries we have deemed appropriate.

In rendering the opinion set forth herein, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information that was publicly available or was furnished to us by the Company or otherwise reviewed by us and have assumed that any information furnished to us by the Company does not omit to state any material fact necessary to make such information not misleading in light of the circumstances in which it was provided. We have not conducted any valuation or appraisal of any tangible assets or liabilities of the Company, but have relied, without independent verification, on valuations and appraisals prepared by third parties or management, as have been provided to us. In relying on financial analyses, forecasts and budgets provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available information and good faith estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which they relate without any independent verification by us. We have made no independent investigation of any legal, accounting or tax matters effecting the Company, and have assumed the correctness of all legal, accounting and tax advice given to the Company and its Board of Directors or any committee thereof. We assume no responsibility or liability for any such information, valuation, appraisal, analysis, forecast, budget or other matter identified herein with respect to which we have conducted no independent investigation or verification.

Our opinion as set forth herein is necessarily based on business, economic, financial, political, regulatory and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect our opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

This opinion is provided to the Special Committee of the Board of Directors (the “Special Committee”) in connection with, and for the purposes of, its evaluation of the Transaction. It is not intended to constitute a recommendation to the Company, its Board of Directors, the Special Committee, its shareholders, or any other person as to whether to pursue or vote in favor of the Transaction and no opinion is hereby expressed or intended as to the underlying merits of the Transaction or as to the value or trading price of the Company’s Common Stock or other securities at any future time.

This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed without our prior written consent, which shall not be unreasonably withheld.

The Special Committee of the Board of Directors
January 27, 2004

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that as of this date, from a financial point of view, the holders of Common Stock will receive fair value for the fractions of shares of Common Stock to which they are entitled in connection with the Transaction.

Very truly yours,

Mann Frankfort Stein & Lipp Advisors, Inc.

/s/ Robert A. Hancock

Robert A. Hancock
Shareholder

APPENDIX C

FORM OF

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

DALEEN TECHNOLOGIES, INC.

* * * *

     Daleen Technologies, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

     FIRST: The Board of Directors of the Corporation, at a meeting duly called and held, duly adopted resolutions: (a) proposing and declaring advisable the amendment to the Corporation’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), set forth herein, (b) declaring that said amendment be advisable and in the best interests of the Corporation and its stockholders, (c) directing that such amendment be submitted to the stockholders of the Corporation for consideration, action and approval and (d) authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor.

     SECOND: Article FOURTH, Part B-VII, Section 6(e)(iv)(E) is deleted in its entirety and substituted by the following:

"(E) There shall be no adjustment of the Conversion Price pursuant to Section 6(e)(iv) in the case of Common Stock, Options or Convertible Securities issued or to be issued (1) to an employee, consultant, officer or director of the Corporation or Subsidiary pursuant to any stock-based incentive plan or agreement that has been duly approved by the Corporation’s Board of Directors (including, without limitation, the Daleen Technologies, Inc. Amended and Restated 1999 Stock Incentive Plan), (2) upon the issuance of no more than $5,000,000 of Common Stock, Options or Convertible Securities to investors who the Board of Directors of the Corporation determines are strategic to the future success of the Corporation, (3) upon the issuance of Common Stock, Options or Convertible Securities in transactions where the Corporation is acquiring all or substantially all of a third-parties’ assets or voting securities in a transaction that would constitute a change of control for such third party, (4) upon conversion of the Series F Preferred Stock or upon exercise of the Warrants (as defined in the Securities Purchase Agreement dated as of March 30, 2001, by and among the Corporation and the purchasers of Series F Preferred Stock named therein (the “SECURITIES PURCHASE AGREEMENT”)), (5) in connection with the transactions contemplated by the Abiliti Asset Purchase Agreement or the Behrman Investment Agreement (each as defined in Article FOURTH, Part B-VII, Section 5(c) above), including without limitation the issuance of Common Stock, Series F Preferred Stock, Options and/or Convertible Securities in connection therewith and the issuance of Common Stock upon conversion or exercise of the Series F Preferred Stock, Options and Convertible Securities issued in connection therewith, (6) in connection with the transactions contemplated by the Convertible Bridge Loan Agreement dated as of , 2004, by and among the Corporation and [names of lenders], including, without limitation, the issuance of Options and Convertible Securities in connection therewith and the issuance of Common Stock upon exercise or conversion of the Options and Convertible Securities issued in connection therewith, or (7) upon the exercise or conversion of Options, Convertible Securities, warrants or other securities or instruments convertible into Common Stock granted prior to March 30, 2001.”

     THIRD: Holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding stock of the Corporation entitled to vote on the foregoing amendment, acting at the special meeting of stockholders of the Corporation held on      , 2004, at which quorum was present in accordance with the Delaware General Corporation Law, duly approved the aforesaid amendment to the Certificate of Incorporation.

     FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     FIFTH: This Certificate of Amendment to the Certificate of Incorporation shall become effective upon filing with the Delaware Secretary of State pursuant to Section 103(d) of the Delaware General Corporation Law.

[Remainder of page intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, Daleen Technologies, Inc. has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by Gordon Quick, its President and Chief Executive Officer, on      , 2004.

DALEEN TECHNOLOGIES, INC.

By: Name: Gordon Quick Title: President and Chief Executive Officer

APPENDIX D

DALEEN TECHNOLOGIES, INC. PROXY FOR SPECIAL MEETING, , 2004	COMMON STOCK PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DALEEN TECHNOLOGIES, INC.

     The undersigned hereby appoints Gordon Quick and Jeanne Prayther, or either of them, each with full power of substitution, proxies or proxy, to vote as designated on the reverse side of this card, or if not so directed, in accordance with their discretion, all the shares of Common Stock of Daleen Technologies, Inc. held of record by the undersigned at the close of business on      , 2004, at the Special Meeting of Stockholders to be held on      , 2004, or at any adjournment thereof, with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may properly come before such Special Meeting.

     The shares represented by this proxy when properly executed will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” all nominees in Proposal One.

PLEASE MARK THE FOLLOWING BOX IF YOU PLAN TO ATTEND THE SPECIAL MEETING ☐

(PLEASE DATE AND SIGN ON REVERSE)

(CONTINUED ON REVERSE SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL ONE AND PROPOSAL TWO.

PROPOSAL ONE: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO ENABLE THE COMPANY TO EFFECT THE REVERSE STOCK SPLIT OF THE COMMON STOCK.

FOR ☐ AGAINST ☐ ABSTAIN ☐

PROPOSAL TWO: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO AMEND THE TERMS OF THE SERIES F PREFERRED STOCK TO PROVIDE THAT THE TRANSACTION CONTEMPLATED BY A PROPOSED BRIDGE LOAN WILL NOT RESULT IN AN ADJUSTMENT TO THE CONVERSION PRICE OF THE SERIES F PREFERRED STOCK.

FOR ☐ AGAINST ☐ ABSTAIN ☐

D-1

PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLUE OR BLACK INK.

Dated:

Signature:

Signature if held jointly:

Please mark, date and sign your name exactly as it appears above and return in the enclosed envelope.

Note: If shares are held by joint tenants, each should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

D-2

APPENDIX E

DALEEN TECHNOLOGIES, INC. PROXY FOR SPECIAL MEETING, , 2004	SERIES F CONVERTIBLE PREFERRED STOCK PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DALEEN TECHNOLOGIES, INC.

     The undersigned hereby appoints Gordon Quick and Jeanne Prayther, or either of them, each with full power of substitution, proxies or proxy, to vote as designated on the reverse side of this card, or if not so directed, in accordance with their discretion, all the shares of Series F convertible preferred stock of Daleen Technologies, Inc. held of record by the undersigned at the close of business on      , 2004, at the Special Meeting of Stockholders to be held on      , 2004, or at any adjournment thereof, with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may properly come before such Special Meeting.

     The shares represented by this proxy when properly executed will be voted as directed by the Stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” all nominees in Proposal One.

PLEASE MARK THE FOLLOWING BOX IF YOU PLAN TO ATTEND THE SPECIAL MEETING ☐

(PLEASE DATE AND SIGN ON REVERSE)

(CONTINUED ON REVERSE SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL ONE AND PROPOSAL TWO.

PROPOSAL ONE: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO ENABLE THE COMPANY TO EFFECT THE REVERSE STOCK SPLIT OF THE COMMON STOCK.

FOR ☐ AGAINST ☐ ABSTAIN ☐

PROPOSAL TWO: PROPOSAL TO AMEND THE COMPANY’S CERTIFICATE OF INCORPORATION TO AMEND THE TERMS OF THE SERIES F PREFERRED STOCK TO PROVIDE THAT THE TRANSACTION CONTEMPLATED BY A PROPOSED BRIDGE LOAN WILL NOT RESULT IN AN ADJUSTMENT TO THE CONVERSION PRICE OF THE SERIES F PREFERRED STOCK.

FOR ☐ AGAINST ☐ ABSTAIN ☐

E-1

PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLUE OR BLACK INK.

Dated:

Signature:

Signature if held jointly:

Please mark, date and sign your name exactly as it appears above and return in the enclosed envelope.

Note: If shares are held by joint tenants, each should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

E-2